Form Of
CONFIDENTIAL
Franklin BSP Real Estate Debt BDC
Common Shares of Beneficial Interest
Subscription Agreement
Common shares of beneficial interest, par value $0.001 (the “Shares”), of Franklin BSP Real Estate Debt BDC (the “Company”) are being offered to qualified investors pursuant to the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D (“Regulation D”) promulgated thereunder by the U.S. Securities and Exchange Commission.
The Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), the securities laws of any state or the securities laws of any other jurisdiction, nor is such registration contemplated. The Shares will be offered and sold under the exemption provided by Section 4(a)(2) of the 1933 Act, and other exemptions of similar import in the laws of the states and other jurisdictions where the offering will be made. The Company intends to register as a business development company under the Investment Company Act of 1940, as amended.
The distribution of this Subscription Agreement and the offer and sale of the Shares in certain jurisdictions may be restricted by law. This Subscription Agreement does not constitute an offer to sell or the solicitation of an offer to buy any Shares in any state or other jurisdiction where, or to or from any person to or from whom, such offer or solicitation is unlawful or not authorized. The Shares are offered subject to the right of the Company to reject any subscription in whole or in part.

Franklin BSP Real Estate Debt BDC
(A Delaware Statutory Trust)
SUBSCRIPTION AGREEMENT
Article I
Section I.1.Subscription.
(a)Subject to the terms and conditions hereof, and in reliance upon the representations and warranties contained in this subscription agreement (this “Agreement”) entered into between Franklin BSP Real Estate Debt BDC, a Delaware Statutory trust (the “Company”), Benefit Street Partners, L.L.C. (the “Adviser”) and the undersigned (the “Subscriber”), the Subscriber irrevocably subscribes for and agrees to purchase common shares of beneficial interest (“Shares”) of the Company, a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), on the terms and conditions described herein; the Company’s Third Amended and Restated Agreement and Declaration of Trust, substantially in the form attached hereto as Exhibit A (the “Charter”), which was entered into by the Company’s Board of Trustees on June 12, 2024; the Company’s By-laws, substantially in the form attached hereto as Exhibit B (the “By-laws”), which were approved by the Company’s Board of Trustees on April 8, 2024; the Amended and Restated Investment Advisory Agreement between the Company and the Adviser, substantially in the form attached hereto as Exhibit C (the “Advisory Agreement”), which was executed on June 7, 2024; and the Administration Agreement between the Company and the Adviser, substantially in the form attached hereto as Exhibit D (the “Administration Agreement”), which was entered into on May 30, 2024. The Subscriber has received the Charter, the By-laws, the Advisory Agreement and the Administration Agreement. The Company expects to enter into separate subscription agreements (the “Other Subscription Agreements,” and, together with this Agreement, the “Subscription Agreements”) with other subscribers (the “Other Subscribers,” and together with the Subscriber, the “Subscribers”), providing for the sale of Shares to the Other Subscribers. This Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Subscribers are to be separate sales.
(b)The Subscriber agrees to purchase Shares for an aggregate purchase price equal to the amount set forth on the signature page hereof (such amount with respect to any Subscriber, including the Subscriber, the “Capital Commitment” and together, the “Capital Commitments”), payable at such times and in such amounts as required by the Company, under the terms and subject to the conditions set forth herein. On each Capital Drawdown Date (as defined below), the Subscriber agrees to purchase from the Company, and the Company agrees to issue to the Subscriber, a number of Shares equal to the Drawdown Share Amount at an aggregate price equal to the Drawdown Purchase Price; provided, however, that in no circumstance will a Subscriber be required to purchase Shares for an amount in excess of its Unused Capital Commitment (as defined below).
“Drawdown Purchase Price” shall mean, for each Capital Drawdown Date, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Capital Commitments being drawn down by the Company from all Subscribers on that Capital Drawdown Date, by (ii) a fraction, the numerator of which is the Unused Capital Commitment of the Subscriber and the denominator of which is the aggregate Unused Capital Commitments of all Subscribers that are not Defaulting Subscribers or Excluded Subscribers (as defined below).

“Drawdown Share Amount” shall mean, for each Capital Drawdown Date, a number of Shares determined by dividing (i) the Drawdown Purchase Price for that Capital Drawdown Date by (ii) the applicable Per Share NAV. At the election of the Subscriber, the resulting quotient may be adjusted down to the nearest whole number to avoid the issuance of fractional shares.
“Per Share NAV” shall mean, for any Capital Drawdown Date, the Per Share NAV as determined within forty-eight (48) hours of the Capital Drawdown Date, excluding Sundays and holidays, of such sale, subject to certain exceptions and calculated in accordance with the 1940 Act; provided, however, in the event that the Per Share NAV is less than zero as of the first Capital Drawdown Date that occurs immediately following the Initial Closing Date (as defined below), then solely for the purpose of such Capital Drawdown Date, the Per Share NAV shall be deemed to equal twenty-five dollars ($25).
“Unused Capital Commitment” shall mean, with respect to a Subscriber, the amount of such Subscriber’s Capital Commitment as of any date reduced by the aggregate amount of contributions made by that Subscriber at all previous Capital Drawdown Dates pursuant to Section 1.01(b). For the avoidance of doubt, if the applicable date of determination occurs following the delivery of a Funding Notice to such Subscriber but prior to the Capital Drawdown Date in respect thereof, the amount specified in such Funding Notice (as it may be amended in accordance with this Agreement) shall not be included in such Subscriber’s Unused Capital Commitment unless such amount remains unpaid following the Capital Drawdown Date and any cure period pursuant to Section 3.01.
Section I.2.Closings.
(a)The closing of this Agreement will take place at the offices of SS&C GIDS, Inc. (“SS&C”), Suite 219943, 430 W. 7th Street, Kansas City, MO 64105-1407 on the date indicated by the Adviser on the signature page hereof (such date being the “Closing Date” and the date on which the first closing of Subscription Agreements occurred being referred to herein as the “Initial Closing Date”). The Subscriber agrees to provide any information or documents reasonably requested by the Company or the Adviser in connection with this subscription, which may include information or documents requested in order to verify the truth and accuracy of the representations contained herein, or otherwise made, to the Company or the Adviser, including, but not limited to, the investor suitability questionnaire, attached as Appendix A (the “Investor Suitability Questionnaire”). Promptly after the Closing Date, the Company will deliver to the Subscriber or its representative, if the Subscriber’s subscription has been accepted, a countersigned copy of this Agreement and other documents and instruments necessary to reflect the Subscriber’s status as an investor in the Company, including any documents and instruments to be delivered pursuant to this Agreement.
(b)The Company may enter into Other Subscription Agreements with Other Subscribers after the Initial Closing Date, with any subsequent closing thereunder referred to as a “Closing” and any Other Subscriber whose subscription has been accepted at such Closing referred to as a “Subsequent Subscriber” (it being understood that for the purposes of this Section 1.02, if the closing of this Agreement is not on the Initial Closing Date, the Subscriber shall be considered a Subsequent Subscriber). Closings may occur at the beginning of any calendar quarter (or such other times as may be determined by the Adviser in its discretion).
(c)At each Capital Drawdown Date following any Closing, all Subscribers, including Subsequent Subscribers, shall purchase Shares in accordance with the provisions of Section 1.01(b); provided, however, that notwithstanding the foregoing, the definition of Drawdown Share Amount and the provisions of Section 2.01(b), nothing in this Agreement shall prohibit the Company from issuing Shares to Subsequent Subscribers whose subscriptions are accepted after the Closing Date at a per share price greater than the Per Share NAV.
(d)In the event that any Subscriber is permitted by the Company to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, such Subscriber will be required to enter into a separate subscription agreement with the Company, it being understood and agreed that such separate subscription agreement will be considered to be an Other Subscription Agreement for the purposes of this Agreement.
Article II
Section II.1.Capital Drawdowns. Subject to Section 2.01(f), purchases of Shares will take place on dates selected by the Company in its sole discretion (each, a “Capital Drawdown Date,” and the initial Capital Drawdown Date, the “Effective Date”) and shall be made in accordance with the provisions of Section 1.01(b).
(a)The Company shall deliver to the Subscriber, at least five (5) Business Days, or at any time as determined by the Adviser in its sole discretion, prior to each Capital Drawdown Date, a notice substantially in the form of Appendix B (each, a “Funding Notice”) setting forth (i) the Capital Drawdown Date, (ii) the aggregate Drawdown Purchase Price, (iii) the aggregate amount of contributions made by the Subscriber, (iv) the Unused Capital Commitment of the Subscriber and (v) the account to which the Drawdown Purchase Price should be wired. For the purposes of this Agreement, the term “Business Day” shall have the meaning ascribed to it in Rule 14d-1(g)(3) under the Securities Act of 1934, as amended (the “1934 Act”).
(b)The delivery of a Funding Notice to the Subscriber shall be the sole and exclusive condition to the Subscriber’s obligation to pay the Drawdown Share Purchase Price identified in each Funding Notice.
(c)On each Capital Drawdown Date, the Subscriber shall pay the Drawdown Purchase Price to the Company by bank wire transfer in immediately available funds in U.S. dollars to the account specified in the Funding Notice.
(d)The Company intends to appoint SS&C, as transfer agent and registrar for the Shares, unless and until the Company, in its sole discretion, decides to appoint another third party to act in one or both of those capacities.
(e)The Subscriber will be released from any obligation to purchase additional Shares on the earlier of (i) the date that such Subscriber’s Capital Commitment is fully called and (ii) the 18-month anniversary of the Initial Closing Date (such period, the “Investment Period”), except to the extent necessary to preserve or enhance the value of any of the Company’s existing investments, as determined by the Adviser.
(f)Notwithstanding anything to the contrary contained in this Agreement, the Adviser shall have, subject to its fiduciary duty to the Company, the right to exclude any Subscriber (such Subscriber, an “Excluded Subscriber”) in whole or in part from purchasing Shares from the Company on any Capital Drawdown Date, if the Company or the Adviser determines necessary or desirable in order to facilitate compliance with any applicable legal, contractual, regulatory, tax or similar regime.
Section II.2.Pledging.

(a) Without limiting the generality of the foregoing, the Subscriber specifically agrees and consents that the Company may, at any time, and without further notice to or consent from the Subscriber (except to the extent otherwise provided in this Agreement), grant security over (and, in connection therewith, Transfer (as defined in Section 4.01(e)(i))) its right to draw down capital from the Subscriber pursuant to Section 2.01, and the Company’s right to receive the Drawdown Share Purchase Price (and any related rights of the Company), to lenders or other creditors of the Company, in connection with any indebtedness, guarantee or surety of the Company; provided that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Company’s right to draw down capital pursuant to Section 2.01.
(b)The Subscriber acknowledges that the Company has entered into and may enter into credit facilities (each, a “Facility”) and in connection with such Facility, the Company may grant security over such rights to the administrative agent, or equivalent, under such Facility for the benefit of the lenders thereunder.
(c)The Subscriber further acknowledges that under the terms of this Agreement, the Subscriber is obligated to fund its Unused Capital Commitment required on account of Funding Notices duly delivered in accordance with this Agreement (including, without limitation, Funding Notices delivered on behalf of the Company by its agent after an event of default under the Facility or any other borrowing agreement) without deduction, offset, counterclaim or defense. The Subscriber hereby waives all defenses to such funding, including all suretyship defenses and any defenses that may be provided by Section 365(c)(2) of the United States Bankruptcy Code.
(d)The execution, delivery and performance of this Agreement by the Subscriber does not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Subscriber is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Subscriber, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Subscriber is subject. The Subscriber has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities and such other persons, if any, required to permit the Subscriber to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.
(e)The Subscriber agrees that all payments made by the Subscriber under this Agreement shall be made by wire transfer to the account identified in the Funding Notice.
Section II.3.Dividends; Capital Recycling.
(a)The Company generally intends to distribute, out of assets legally available for distribution, substantially all of its available earnings, on a quarterly basis, as determined by the Company’s Board of Trustees (the “Board”) in its discretion.
(b)The Company represents and warrants that it shall not make any distributions consisting of securities that are not Marketable Securities except in connection with liquidation distributions pursuant to Section 12.1 of the Charter. “Marketable Securities” means securities which are traded or quoted on the New York Stock Exchange, American Stock Exchange or the Nasdaq Global Market or on a comparable securities market or exchange now or in the future.

Article III
Section III.1.Remedies Upon Subscriber Default. In the event that a Subscriber fails to pay all or any portion of the purchase price due from such Subscriber on any Capital Drawdown Date and such default remains uncured for a period of ten (10) Business Days (the date after the expiration of such period, the “Default Date”), the Company shall be permitted to declare such Subscriber to be in default of its obligations under this Agreement (any such Subscriber, a “Defaulting Subscriber”) and shall be permitted to pursue one or any combination of the following remedies:
(a)The Company may prohibit the Defaulting Subscriber from purchasing additional Shares on any future Capital Drawdown Date.
(b)Fifty percent (50%) of the Shares then held by the Defaulting Subscriber shall be automatically transferred on the books of the Company, without any further action being required on the part of the Company or the Defaulting Subscriber, to the Other Subscribers (other than any defaulting Other Subscriber), pro rata in accordance with their respective Capital Commitments; provided, however, that notwithstanding anything to the contrary contained in this Agreement, no Shares shall be transferred to any Other Subscriber pursuant to this Section 3.01(b) in the event that such transfer would violate the Securities Act, the 1940 Act, or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or such Transfer; provided further, that any Shares that have not been transferred to one (1) or more Other Subscribers pursuant to the previous proviso shall be allocated among the participating Other Subscribers pro rata in accordance with their respective Capital Commitments. The mechanism described in this Section 3.01(b) is intended to operate as a liquidated damage provision, since the damage to Other Subscribers resulting from a default by the Defaulting Subscriber is both significant and not easily susceptible to precise quantification. By entry into this Agreement, the Subscriber agrees to this transfer and acknowledges that it constitutes a reasonable liquidated damage remedy for any default in the Subscriber’s obligation of the type described.
(c)As of the Default Date, the Adviser may, in its sole discretion, reduce the Capital Commitment and Unused Capital Commitment of a Defaulting Subscriber to zero. Each Defaulting Subscriber shall remain fully liable (x) to the creditors of the Company, to the extent provided by law and (y) for the full amount of any other Capital Commitments for which such Defaulting Subscriber is liable pursuant to clause (a) of Section 2.01(f), in each case as if such default had not occurred.
(d)The Adviser may require the non-Defaulting Subscribers to increase their capital contributions to the Company with respect to a Funding Notice (other than a Funding Notice in respect of management fees) for which one or more Defaulting Subscribers have defaulted by delivery of a supplemental notice to each non-Defaulting Subscriber indicating the fact that a default has occurred and the additional capital contribution required to be made by such Subscriber in respect of such Funding Notice, which additional capital contribution shall, subject to Section 2.01(g), be determined on the basis of the ratio of such non-Defaulting Subscriber’s Unused Capital Commitment to the sum of the Unused Capital Commitments of all non-Defaulting Subscribers participating in such Funding Notice, in which case each such non-Defaulting Subscriber shall make such additional contribution within five (5) days after having been given such new notice; provided that (i) except in the case of a capital contribution to repay a borrowing by the Company, a Subscriber’s obligations to make additional capital contributions pursuant to this Section 3.01(e) shall be subject to the provisions of Section 2.01; (ii) no Subscriber shall be obligated to contribute an amount in excess of its Unused Capital Commitment as of such date for such purpose; and (iii) in the event that any non-Defaulting Subscriber increases its capital contribution with respect to a Funding Notice in respect of the repayment of borrowings used to pay management fees, the amount of any such increase attributable to management fees owing or paid by or on behalf of a Defaulting Subscriber shall be credited against future obligations of such non-Defaulting Subscriber with respect to management fees.
(e)The Adviser may, in its sole discretion, cause a Defaulting Subscriber to sell its Shares in the Company or any portion thereof to any person (including any other Subscriber) effective immediately upon written notice to such Defaulting Subscriber. Such Defaulting Subscriber’s Shares may be sold for the lesser of (i) the net asset value of such Defaulting Subscriber’s Shares and (ii) the aggregate amount of capital contributions made by the Defaulting Subscriber less any distributions previously received by such Defaulting Subscriber pursuant to Article II and less any actual or anticipated expenses, deductions or losses allocated to the Defaulting Subscriber, in each case reduced by up to fifty percent (50%).
(f)Each Subscriber hereby acknowledges that the Adviser and the Company would have no adequate remedy at law for a breach of this Agreement and consents to the application to it of the remedies provided in this Section 3.01 in recognition of the risk and speculative damages its default would cause the other Subscribers, and further agrees that the availability or application of such remedies shall not preclude any other remedies which may be available at law, in equity, by statute or otherwise in respect of any default by such Subscriber in the performance of its other obligations under this Agreement. No course of dealing between the Adviser and any Defaulting Subscriber and no delay in exercising any right, power or remedy conferred in this Section 3.01 or existing at law or in equity or by statute or otherwise will operate as a waiver or otherwise prejudice any such right, power or remedy. In addition to the foregoing, the Adviser may institute a lawsuit against any Defaulting Subscriber for damages and any other available remedies, including specific performance of its obligation to make Capital Commitments and any other payments to be made hereunder by a Subscriber and to collect any overdue amounts hereunder, with interest on such overdue amounts. Each Subscriber agrees to pay on demand all costs and expenses (including reasonable attorneys’ fees) incurred by or on behalf of the Company in connection with the enforcement of this Agreement against such Subscriber as a result of a default by such Subscriber.
(g)Each Subscriber acknowledges that the Adviser may, in its sole discretion, apply different default remedies to each Defaulting Subscriber in light of the specific circumstances applicable to each such Defaulting Subscriber. The remedies available to the Adviser herein may be applied to each separate event of default hereunder by a Subscriber.
(h)The Company may pursue any other remedies against the defaulting Subscriber available to the Company, subject to applicable law.
Article IV
Section IV.1.Subscriber Representations, Warranties and Covenants. The Subscriber hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:
(a)This Agreement has been duly authorized, executed and delivered by the Subscriber and, upon due authorization, execution and delivery by the Company, will constitute the valid and legally binding agreement of the Subscriber enforceable in accordance with its terms against the Subscriber, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect; (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties.
(b)The Subscriber is acquiring the Shares for the Subscriber’s own account as principal for investment and not with a view to the distribution or sale thereof.
(c)The Subscriber is sophisticated and has such knowledge and experience in financial and business matters that the Subscriber is and will be capable of evaluating the merits and risks of the prospective investment in the Shares.
(d)The Subscriber has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, has the ability to retain its Shares for an indefinite period and at the present time and in the foreseeable future can afford a complete loss of this investment.
(e)(i)     The Subscriber understands that the offering and sale of the Shares are intended to be exempt from registration under the U.S. Securities Act of 1933, as amended (the “1933 Act”), applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the 1933 Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and it agrees that any Shares (or beneficial interest therein) acquired by the Subscriber may not be sold, offered for sale, exchanged, transferred, assigned (including an assignment by way of security), pledged, charged, hypothecated, gifted, encumbered or otherwise disposed of, including through the grant of an option, or derivative interest or other right, or the grant of any derivative interest, in respect of such Shares (or beneficial interest therein), whether directly or indirectly, whether voluntarily, involuntarily or by operation of law (each, a “Transfer”), in any manner that would require the Company to register the Shares under the 1933 Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. The Subscriber understands that the Company requires each investor in the Company to be an “accredited investor” as defined in Rule 501(a) of Regulation D of the 1933 Act (an “Accredited Investor”) and the Subscriber represents and warrants that it is an Accredited Investor.
(i)The Subscriber represents and warrants that it, and, if the Subscriber is not the sole beneficial owner (as defined under Rule 13d-3 of the 1934 Act) of its Shares, any such other beneficial owner, has not been subject to or experienced a Disqualifying Event1 for purposes
1 For purposes of Rule 506(d) promulgated under the 1933 Act, a “Disqualifying Event” has occurred with respect to the Subscriber, or any beneficial owner of the Subscriber, if such person:
(i)     has been convicted, within ten (10) years before the date hereof (or five (5) years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the U.S. Securities and Exchange Commission (the “SEC”); or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;
(ii)     is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five (5) years before the date hereof, that, as of the date hereof, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the SEC; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;
(iii)    is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC (as defined herein); or the National Credit Union Administration that: (A) as of the date hereof, bars the person from: (1) association with an entity regulated by such commission, authority, agency, or officer; (2) engaging in the business of securities, insurance or banking; or (3) engaging in savings association or credit union activities; or (B) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten (10) years before the date hereof;
(iv)    is subject to an order of the SEC entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the U.S. Investment Advisers Act of 1940, as amended from time to time (the “Advisers Act”) that, as of the date hereof: (A) suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser; (B) places limitations on the activities, functions or operations of such person; or (C) bars such person from being associated with any entity or from participating in the offering of any penny stock;
(v)    is subject to any order of the SEC entered within five (5) years before the date hereof that, as of the date hereof, orders the person to cease and desist from committing or causing a violation or future violation of: (A) any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the 1933 Act, Section 10(b) of the Exchange Act and 17 CFR 240.10b-5, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act, or any other rule or regulation thereunder; or (B) Section 5 of the 1933 Act;
(vi)    is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;
(vii)    has filed (as a registrant or issuer), or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five (5) years before the date hereof, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or
(viii)     is subject to a United States Postal Service false representation order entered within five (5) years before the date hereof, or is, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

of Rule 506(d) promulgated under the 1933 Act and that the Subscriber shall provide the Company and the Adviser with prompt written notice if it or any such beneficial owner is subject to, or experiences, a Disqualifying Event.
(ii)The Subscriber understands that the offering and sale of the Shares in non-U.S. jurisdictions may be subject to additional restrictions and limitations, and represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Subscriber including, without limitation, the legal requirements of jurisdictions in which the Subscriber is resident and in which such acquisition is being consummated. The Subscriber understands that no governmental agency or authority has approved, certified, authorized, consented to or otherwise reviewed or will approve, certify, authorize, consent to or otherwise review the offer or sale of the Shares or has made or will make any finding or determination as to the fairness of this investment.
(f)The Subscriber: (i) is not registered as an investment company under the 1940 Act; (ii) has not elected to be regulated as a business development company under the 1940 Act; and (iii) is not relying on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder, unless, in each case, the Subscriber is permitted to purchase the Shares in accordance with Section 12 of the 1940 Act and any rules thereunder.
(g)The Subscriber may not Transfer any of its Shares or its Capital Commitment unless (i) the Transfer is made in accordance with applicable securities laws and (ii) the Transfer is otherwise in compliance with the transfer restrictions set forth in Article XIV of the Charter. No Transfer will be effectuated except by registration of the Transfer on the Company books. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the Company and to execute such other instruments or certifications as are reasonably required by the Company.
(h)The Subscriber understands that the Adviser intends to claim an exclusion from the definition of commodity pool operator (“CPO”) under the Commodity Exchange Act (“CEA”) and the rules of the Commodity Futures Trading Commission (the “CFTC”) with respect to the Company. The Subscriber understands that, as a result of the Adviser’s reliance on such exclusion, the Adviser will not be subject to registration or regulation as a commodity pool operator under the CEA with respect to the Company. The Subscriber acknowledges that the Company is not intended as a vehicle for trading in the futures, commodity options or swaps markets. In addition, the Subscriber understands that with respect to the Company, the Adviser intends to rely upon a related exclusion from the definition of commodity trading advisor under the CEA and the rules of the CFTC. The CFTC has neither reviewed nor approved the Adviser’s reliance on these exclusions, or the Company, its investment strategies or its offering memorandum, or this subscription document.
(i)Unless otherwise indicated in the Investor Suitability Questionnaire, if the Subscriber is a corporation, partnership, trust or other entity, it was not formed or recapitalized for the specific purpose of acquiring the Subscriber’s Shares.
(j)The Subscriber understands, and gives full authorization, approval and consent to, the remedies described in Section 3.01.
(k)The Subscriber agrees to deliver to the Company such other information as to certain matters under the 1933 Act, the 1940 Act and the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”) as the Company may reasonably request (including, but not limited to, the

Investor Suitability Questionnaire) in order to ensure compliance with such Acts and the availability of any exemption thereunder.
(l)The Subscriber acknowledges and agrees that, pursuant to the Charter and the Advisory Agreement, the Company and/or the Adviser have the power and discretion to make all investment decisions in accordance with the terms of such Charter and the Advisory Agreement. Accordingly, the Subscriber acknowledges that neither the Company, the Adviser nor any affiliate (as such term is defined in the 1933 Act) thereof has rendered or will render any investment advice or securities valuation advice to the Subscriber, and that the Subscriber is neither subscribing for nor acquiring any Shares in reliance upon, or with the expectation of, any such advice. Furthermore, the Subscriber acknowledges and agrees that the marketing of the Company by the Adviser and its affiliates does not constitute a recommendation or investment advice.
(m)The Subscriber has been furnished with and reviewed the Charter, the By-laws, the Advisory Agreement and the Administration Agreement. The Subscriber was offered the Shares through private negotiations, not through any general solicitation or general advertising, and the proposed purchase of Shares by the Subscriber is an arm’s length transaction. Other than as set forth herein and in the Charter, the By-laws, the Advisory Agreement and the Administration Agreement, the Subscriber is not relying upon any information (including, without limitation, any due diligence questionnaire, “flipbook” or other materials, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising) provided by the Company, the Adviser, any affiliate of the foregoing or any agent of them, written or otherwise, in determining to invest in the Company.
(n)The Subscriber has been given the opportunity to ask questions of, and receive answers from, the Adviser, the Company and their respective personnel relating to the Company, concerning the terms and conditions of the purchase of Shares and other matters pertaining to this investment, and has had access to such financial and other information concerning the Company as it has considered necessary to verify the accuracy of any information provided and to make a decision to invest in the Company, and has availed itself of this opportunity to the full extent desired.
(o)No representations or warranties have been made to the Subscriber with respect to this investment, the Adviser or the Company other than the representations of the Company set forth herein and the Subscriber has not relied upon any representation or warranty not provided herein or therein in making this subscription.
(p)The Subscriber understands that the Company has filed or will file elections to be treated as (i) a business development company under the 1940 Act and (ii) a real estate investment trust within the meaning of U.S. Internal Revenue Code of 1986, as amended (the “Code”) Section 856 (a “REIT”), for U.S. federal income tax purposes; pursuant to those elections, the Subscriber will be required to furnish certain information to the Company as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Subscriber is unable or refuses to provide such information directly to the Company, the Subscriber understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7.
(q)Notwithstanding any other provision of this Agreement, the Subscriber covenants that it will not Transfer all or any part of the Shares or its Capital Commitment (or purport to do so) if such Transfer would cause (i) the Company or the Adviser to be in violation of the U.S. Bank Secrecy

Act, as amended, the U.S. Money Laundering Control Act of 1986, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), or any similar U.S. federal, state or foreign law or regulation, including, without limitation, the Proceeds of Crime Act (As Revised), the Misuse of Drugs Act (As Revised), the Terrorism Act (As Revised), the Proliferation Financing (Prohibition) Act (As Revised), the Anti-Money Laundering Regulations (As Revised) and the Guidance Notes on the Prevention and Detection of Money Laundering in the Cayman Islands, the U.S. Foreign Corrupt Practices Act, as amended, or any other applicable anti-money laundering, anti-bribery or anticorruption law or regulation, or Sanctions (as defined below) (collectively, the “Compliance Laws”); or (ii) the Shares to be held by an Sanctioned Party (as defined below).
(r)None of (i) the Subscriber, (ii) any person controlling or controlled by the Subscriber, (iii) if the Subscriber is a privately held entity, to the best knowledge of the Subscriber, any person having a beneficial interest in the Subscriber, (iv) if the Subscriber will not be the sole beneficial owner of the Shares, to the best knowledge of the Subscriber, any person having a beneficial interest in the Shares or (v) to the best knowledge of the Subscriber, any person for whom the Subscriber is acting as agent, trustee, representative, intermediary or nominee or in any similar capacity in connection with this investment (the foregoing, “Subscriber Related Parties”), is, or for so long as the Subscriber holds any Shares, shall be:
(A)a country, territory, entity or individual with whom dealings are restricted or prohibited by any U.S. economic sanctions (including those administered by the Office of Foreign Assets Control of the U.S. Treasury Department,2 the U.S. Department of State or the U.S. Department of Commerce) or similar sanctions imposed by the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom (including as extended to the Cayman Islands by Statutory Instrument), the Cayman Islands or other relevant sanctions authority (“Sanctions”) or an entity or individual that resides or has a place of business in, or is organized under the laws of, a country or territory that is the target of Sanctions that broadly prohibit or restrict dealings with that country or territory or is otherwise the target of Sanctions (any such country, territory, entity or individual described in this sub-paragraph (A), a “Sanctioned Party”);
(B)a country, territory or entity that: (1) has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force (“FATF”),3 of which the United States is a member or has been designated by the FATF as a “High Risk Jurisdiction subject to a Call for Action”; (2) is the subject of an advisory issued by the Financial Crimes Enforcement Network of the U.S. Treasury Department;4 or (3) has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns (any such country or territory, a “Non-cooperative Jurisdiction”), or an entity or individual that resides or has a place of business in, or is organized under the laws of, a Non-cooperative Jurisdiction; or
2 See http://www.treas.gov/ofac.
3 See http://www.fatf-gafi.org.
4 See http://www.fincen.gov.

(C)a senior foreign political figure5 or any immediate family6 or close associate7 of a senior foreign political figure or a politically exposed person8 or a family member9 or close associate10 of a politically exposed person.
(s)None of the funds that the Subscriber is using or will use to fund its Capital Commitment are derived from, invested for the benefit of, or related in any way to transactions with or on behalf of, any Sanctioned Party, nor will any Sanctioned Party have any legal or beneficial interest in the Subscriber or the Subscriber’s Shares.
(t)The Subscriber does not know or have any reason to suspect (i) that any part of the Subscriber’s subscription funds have been or will be derived from, or related to, any unlawful activities, including but not limited to, money laundering activities, or (ii) that any part of the proceeds of the Subscriber’s investment in the Company will be used to finance any unlawful activities. The Subscriber represents that the Subscriber’s capital contributions will be funded with funds that are from legitimate sources in connection with its regular business activities and which do not constitute the proceeds of criminal conduct or criminal property within the meaning given in the Proceeds of Crime Act (As Revised) of the Cayman Islands.
(u)The Subscriber acknowledges that the Company or the Adviser may require further evidence of the identity of the Subscriber or Subscriber Related Parties in order to comply with applicable Compliance Laws. The Subscriber will promptly provide such materials as may be requested from time to time by the Company or the Adviser in its reasonable discretion in order for the Company and the Adviser to comply with legal, administrative and regulatory requirements that require the Company or the Adviser to verify or, as the case may be, further verify the identity of the Subscriber and
5 A “senior foreign political figure” is a current or former senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned commercial enterprise. For the purposes of the preceding sentence, a “senior official” is an individual with substantial authority over policy, operations or the use of government-owned resources. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
6 “Immediate family” of a senior foreign political figure includes the figure’s parents, siblings, spouse, children and in-laws.
7 A “close associate” of a senior foreign political figure is a person who is widely and publicly known (or actually known by the Subscriber) to maintain an unusually close personal or professional relationship with the senior foreign political figure.
8 A “politically exposed person” means: (i) a person who is or has been entrusted with prominent public functions by a foreign (non-Cayman Islands) country, for example a Head of State or of government, senior politician, senior government, judicial or military official, senior executive of a state owned corporation, and important political party official; (ii) a person who is or has been entrusted domestically (in the Cayman Islands) with prominent public functions, for example a Head of State or of government, senior politician, senior government, judicial or military official, senior executives of a state owned corporation and important political party official; and (iii) a person who is or has been entrusted with a prominent function by an international organization like a member of senior management, such as a director, a deputy director and a member of the board or equivalent functions.
9 A “family member” means the spouse, parent, sibling or child of a politically exposed person.
10 A “close associate” means any natural person who is known to hold the ownership or control of a legal instrument or person jointly with a politically exposed person, or who maintains some other kind of close business or personal relationship with a politically exposed person, or who holds the ownership or control of a legal instrument or person which is known to have been established for the benefit of a politically exposed person.

the source of funds paid to the Company by the Subscriber and the identities of persons associated with the Subscriber, or shall otherwise cooperate with the Company and the Adviser to address and satisfy such requirements. The Subscriber agrees that the Company and the Adviser shall be held harmless and be indemnified against any loss arising as a result of a failure to process the subscription if such evidence has been required by the Company or the Adviser and has not been provided by the Subscriber in a timely manner.
(v)The Subscriber understands and agrees that the Company may “freeze” the Subscriber’s Shares, either by prohibiting additional contributions and/or declining any Transfer or withdrawal requests with respect to such Shares, if the Adviser determines in good faith that such action is necessary or advisable in light of applicable Compliance Laws or is otherwise required by law. To the extent permitted by law, the Company will give reasonable prior written notice to the Subscriber where practicable in the event of such a “freeze.” The Subscriber acknowledges and agrees that (i) should the Subscriber or a Subscriber Related Party be, or become at any time during its investment in the Company, a Sanctioned Party, the Company or the Adviser or their duly authorized delegate may immediately and without notice to the Subscriber cease any further dealings with the Subscriber and/or the Subscriber’s interest in the Company until the Subscriber ceases to be a Sanctioned Party or a license is obtained under applicable law to continue such dealings (a “Sanctioned Party Event”), and (ii) the Company and the Adviser shall have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including, but not limited to, any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the Subscriber as a result of a Sanctioned Party Event.
(w)The Subscriber authorizes and consents to the Company or the Adviser, on behalf of the Company, releasing information about the Subscriber and, if applicable, any Subscriber Related Parties, to appropriate governmental authorities or third parties if the Company or the Adviser, determine in good faith that it is in the best interests of the Company in light of applicable Compliance Laws or is otherwise required by law. To the extent permitted by law, the Company or the Adviser will give reasonable prior written notice to the Subscriber where such release of information is necessary.
(x)If the Subscriber is a fund of funds, the Subscriber (i) will not deliver, and has not disclosed or delivered prior to the date hereof, any materials regarding the Company, the Adviser or their respective affiliates, other than any information about a Subscriber’s own Capital Commitment and Unused Capital Commitment (collectively, “Fund Level Information”) or materials or information that were publicly known at the time of such delivery, unless (A) such materials or information are or were delivered to its underlying investors or prospective investors who have indicated a bona fide interest in subscribing for shares in the Subscriber (each, a “Potential Investor”), (B) such delivery is or has been approved by the Adviser in writing and (C) such Potential Investors agree or have agreed to maintain the confidentiality of such information in accordance with confidentiality obligations at least as protective of the confidentiality of such information as Section 10.13 (the “Confidentiality Provision”) and (ii) has not made, and will not in the future make, representations regarding the Company, the Adviser, Franklin Resources Inc. (“Franklin Templeton”), or their respective affiliates to Potential Investors, other than as approved by the Adviser in writing. To the extent any materials are provided to Potential Investors pursuant to the preceding sentence, the Subscriber shall be responsible for any breach of such confidentiality obligations by such Potential Investor to the same extent that the Subscriber would be liable had it breached the Confidentiality Provision itself. The Subscriber agrees that all materials prepared for or in connection with the Subscriber’s offering that are distributed to Potential Investors (collectively, the “Investment Materials”) shall include a disclaimer that such Investment Materials are not sponsored or endorsed by Franklin Templeton or the Adviser, or any of their affiliates, and shall include a prominent notice that the information contained therein regarding the Company, the Adviser, Franklin Templeton or their respective affiliates constitutes confidential information. Further, the Subscriber represents and warrants that none of the Investment Materials, whether distributed to Potential Investors prior to or after the date hereof, (i) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading or (ii) use the name of the Company, the Adviser, Franklin Templeton or any persons affiliated thereto (or any derivations thereof), other than as approved by the Adviser in writing.
(y)If the Subscriber is a fund of funds, the Subscriber represents and warrants that any offering of interests in the Subscriber shall (i) comply with all applicable securities laws, including, but not limited to, the 1933 Act and securities laws of the various states or any non-U.S. jurisdiction and (ii) be made only to Potential Investors that are Accredited Investors. The Subscriber shall indemnify, defend and hold harmless the Company, the Adviser, Franklin Templeton, their affiliates and their respective directors, officers, members, partners, shareholders, employees and agents (collectively, the “Indemnified Persons”) from and against any and all losses, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) and amounts paid in settlement (collectively, “Losses”) resulting from any demand, claim, arbitration, lawsuit, mediation or other proceeding (each, a “Proceeding”) resulting from, or in connection with, the offering of interests in the Subscriber, other than to the extent resulting from an Indemnified Person’s fraud, willful misconduct or gross negligence, in each case directly in connection with the offering of interests in the Subscriber and as finally determined by a court of competent jurisdiction or in a final arbitration proceeding.
(z)If the Subscriber is a fund of funds or other entity investing on behalf of third parties, (i) the Subscriber is in compliance in all material respects with all applicable Compliance Laws, (ii) the Subscriber has anti-money laundering policies and procedures in place reasonably designed to verify the identity of its beneficial owners and/or underlying investors and their sources of funds and to confirm that no beneficial owner and/or underlying investor is a party with whom a U.S. person is prohibited from dealing under applicable Sanctions, and (iii) the Subscriber has established the identities of and conducted thorough due diligence with respect to all of its beneficial owners and/or underlying investors who beneficially own, directly or indirectly, ten percent (10%) or more of the Subscriber or invested funds.
(aa)The Subscriber is either:
(i)Not a partnership, grantor trust, S corporation, limited liability company or other pass-through entity for U.S. federal income tax purposes; or
(ii)If it is an entity referred to in clause (i), then either: (x) it was not formed for the purpose of acquiring all or part of the Subscriber’s Shares and not more than fifty percent (50%) of the value of the interest of each of its beneficial owners will be attributable to the Subscriber’s Shares so acquired, or (y) it has only the number of ultimate beneficial owners (looking through a pass-through entity described in clause (i) above to its beneficial owners).
(ab)The Subscriber understands, acknowledges and agrees, in connection with any borrowings by the Company that are secured by a pledge, charge, mortgage, assignment (including an assignment by way of security), transfer or grant of a security interest in the Capital Commitment and the right to call and receive capital from the Subscribers (each such financing, a “Subscription Facility”), that: (i) if the Adviser or the lender under a Subscription Facility duly calls the Capital Commitment from the Subscriber that the Subscriber is obligated to fund pursuant to the terms of this Agreement (including, without limitation, those required as a result of the failure of any Other Subscriber to advance funds with respect to a call for a Capital Commitment), the Subscriber shall remain absolutely and unconditionally obligated to fund such Capital Commitments without setoff, counterclaim or defense, including without limitation, any defense of fraud or mistake, or any defense under any bankruptcy or insolvency law, including Section 365 of the Bankruptcy Code, subject in all cases to its rights to assert such claims against the Company in one or more separate actions; provided that any such claims shall be subordinate to all payments due to the lenders under a Subscription Facility; and (ii) any lender under a Subscription Facility will extend credit to the Company in reliance on such Subscriber’s funding of its Capital Commitments as such lender’s primary source of repayment.
(ac)The Subscriber agrees to execute and deliver in a timely manner such tax information and/or documentation as the Adviser may reasonably require in connection with the Company, including any documentation and other information reasonably requested by the Adviser to enable the Adviser and the Company to comply with (i) (A) Sections 1471 to 1474 of the Code and any other similar legislation, regulations or guidance enacted in any other jurisdiction which seeks to implement similar financial account information reporting and/or withholding tax regimes, (B) the OECD Standard for Automatic Exchange of Financial Account Information in Tax Matters – the Common Reporting Standard and any associated guidance, (C) any intergovernmental agreement, treaty, regulation, guidance, standard or other agreement entered into in order to comply with, facilitate, supplement or implement the legislation, regulations, guidance or standards described in sub-paragraphs (A) to (B), and (D) any legislation, regulations or guidance that give effect to the foregoing (the “Tax Reporting Rules”), (ii) Chapter 63 of the Code, as amended by the Bipartisan Budget Act of 2015, and any subsequent amendment (and any Treasury regulations or other guidance, including that may be promulgated in the future, relating thereto) and, in each case, any provisions of U.S. federal, state, local, and non-U.S. law governing the preparation and filing of tax returns, interactions with taxing authorities, the conduct and resolution of examinations by tax authorities and payment of resulting tax liabilities, (iii) Section 1446(f) of the Code, and any subsequent amendment (and any Treasury regulations or other guidance, including that may be promulgated in the future, relating thereto) and, in each case, any similar provisions of state, local and non-U.S. law, (iv) Article XIV of the Charter and any other information that the Company may request to allow the Company to qualify as a REIT and (v) other applicable law. The Subscriber hereby represents that it has furnished to the Adviser (x) a valid and properly executed W-9, W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or W-8IMY, and (y) any withholding certificates required by the Tax Reporting Rules, as applicable.
(ad)None of the information concerning the Subscriber nor any statement, certification, representation or warranty made by the Subscriber in this Agreement or in any document required to be provided under this Agreement (including, without limitation, the Investor Suitability Questionnaire, the Anti-Money Laundering Annex, any forms W-9, W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and W-8IMY, and any withholding certificates provided in connection with the Tax Reporting Rules) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.
(ae)The Subscriber agrees that its certifications, representations, warranties, covenants and agreements herein shall survive the acceptance of this subscription, the Closing Date and the dissolution of the Company or the Transfer of the Subscriber’s Shares therein, without limitation as to time. Without limiting the foregoing, the Subscriber agrees to give the Company prompt written notice in the event that any statement, certification, representation or warranty of the Subscriber contained in this Article IV or any information provided by the Subscriber pursuant to this Agreement or in any document required to be provided under this Agreement (including, without limitation, the Investor Suitability

Questionnaire, Anti-Money Laundering Annex, any forms W-9, W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and W-8IMY, and any withholding certificates provided in connection with the Tax Reporting Rules) ceases to be true, correct and valid at any time following the date hereof and provide the Company with any updated IRS forms.
(af)The Subscriber agrees to provide such information (including financial information) and execute and deliver such documents as the Company or the Adviser may reasonably request (i) to verify the accuracy of the Subscriber’s representations and warranties herein or to comply with any law or regulation, including any requirement that is a precondition to relief or exemption from any withholding taxes, assessments or other governmental charges, to which the Company or the Adviser may be subject or (ii) as may be necessary or desirable in connection with the making, management or disposition of an Investment or otherwise in connection with the operation of the Company.
(ag)The Subscriber agrees that the Company and the Adviser may provide in any electronic medium (including via e-mail or website access) any disclosure or document that is required by applicable law to be provided to such Subscriber.
(ah)The Subscriber represents and warrants that all personal data provided to the Company, the Adviser or their respective delegates by or on behalf of the Subscriber has been and will be provided in accordance with applicable laws and regulations, including, without limitation, those relating to privacy or the use of personal data. The Subscriber shall ensure that any personal data that the Subscriber provides to the Company, the Adviser or their respective delegates is accurate and up to date, and the Subscriber shall promptly notify the Company or the Adviser if the Subscriber becomes aware that any such data is no longer accurate or up to date.
(ai)The Subscriber acknowledges receipt of the Company’s privacy notice attached to the subscription booklet as Schedule I (the “Fund Privacy Notice”). The Subscriber shall promptly provide the Fund Privacy Notice to (i) each individual whose personal data the Subscriber has provided or will provide to the Company, the Adviser or their respective delegates in connection with the Subscriber’s investment in the Company (such as a directors, trustees, employees, representatives, shareholders, investors, clients, beneficial owners or agents) and (ii) any other individual connected to the Subscriber as may be requested by the Company, the Adviser or their respective delegates (each such individual a, “Notice Recipient”). Upon receipt from the Adviser of any updated versions of the Fund Privacy Notice or the privacy notice (or other data protection disclosures) of any third party to which the Company, the Adviser or their respective delegates has directly or indirectly provided personal data, the Subscriber shall promptly provide such materials to all Notice Recipients.
(aj)The Subscriber acknowledges that the Subscriber is aware and understands that, pursuant to the Tax Reporting Rules, the Company may be required to disclose information regarding the Subscribers to the IRS and other taxing or governmental authorities.
(ak)If the Subscriber is not a “Foreign Person Shareholder,” as defined below, the Subscriber agrees that it shall not accept any investment or engage in any activity that would cause it to become a Foreign Person Shareholder without providing advance written notice to the Adviser. For this purpose, “Foreign Person Shareholder” means an individual or entity that is a “foreign person” for the purposes of regulations promulgated by the Committee on Foreign Investment in the United States (“CFIUS”), which includes (i) any foreign national, foreign government, or foreign entity (each preceding term having the meaning given to it in the CFIUS regulations), (ii) any entity over which control is exercised or exercisable by a foreign national, foreign government, or foreign entity or (iii) any entity over which control is exercised or exercisable by a foreign person.
Section IV.2.Investor Awareness. The Subscriber acknowledges that the Subscriber is aware and understands that:
(a)No federal or state agency, and no agency of any non-U.S. jurisdiction, has passed upon the Shares or made any finding or determination as to the fairness of this investment.
(b)There are substantial risks incident to the purchase of Common Shares.
(c)There are substantial restrictions on the transferability of Shares or Capital Commitment under the Charter, the Advisory Agreement and under applicable law including, but not limited to, the fact that (i) the Shares are subject to transfer restrictions under the Code to maintain the Company’s tax qualification as a REIT; (ii) there is no established market for the Shares and it is possible that no public market for the Shares will develop; (iii) the Shares are not currently, and Subscribers have no rights to require that the Shares be, registered under the 1933 Act or the securities laws of the various states or any non-U.S. jurisdiction and therefore cannot be Transferred unless subsequently registered or unless an exemption from such registration is available; and (iv) the Subscriber may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Subscriber to liquidate its investment in the Company.
(d)With respect to the tax and other legal consequences of an investment in the Shares, the Subscriber is relying solely upon the advice of its own tax and legal advisors.
(e)Simpson Thacher & Bartlett LLP acts as U.S. counsel to the Company, the Adviser and certain of their respective affiliates and other related parties and Richards, Layton & Finger, PA acts as special Delaware counsel to the Company, the Adviser and certain of their respective affiliates and other related parties. In connection with this offering of Shares and subsequent advice to such persons, Simpson Thacher & Bartlett LLP and Richards, Layton & Finger, PA will not be representing the Subscriber or any other investors in the Company in the absence of a clear and explicit written agreement to such effect between such counsel and the Subscriber or any other investors in the Company. In the absence of such an agreement, such counsel owes no duties to the Subscriber or any other investor in the Company (whether or not such counsel has in the past represented, or is currently representing, such Subscriber or any other investor with respect to other matters). No independent counsel has been retained to represent investors in the Company.
Section IV.3.Further Assurances. The Subscriber shall prepare, execute and deliver such documents and other instruments and take such further actions (including the preparation, execution and delivery of further documents or instruments) as may be reasonably requested by the Adviser in connection with the Subscriber’s investment in the Company, including, but not limited to, furnishing the Adviser any updated or additional information that may be requested by the Adviser in connection with any change in law or regulation (which may include completing and executing additional documents or agreements).
Article V
Section V.1.Company Representations. The Company represents to the Subscriber as follows:

(a)The Company is empowered, authorized and qualified to enter into this Agreement, the Advisory Agreement and the Administration Agreement, and the person signing this Agreement, the Advisory Agreement and the Administration Agreement on behalf of the Company has been duly authorized by the Company to do so.
(b)The execution and delivery of this Agreement, the Advisory Agreement and the Administration Agreement by the Company and the performance of its duties and obligations hereunder and thereunder do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Company is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Company, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Company is subject.
(c)The Company is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in this Agreement, the Advisory Agreement and the Administration Agreement, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which its properties are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the Company or impair the Company’s ability to carry out its obligations under this Agreement or the Advisory Agreement.
(d)There is no litigation, investigation or other proceeding pending or, to the knowledge of the Company, threatened against the Company that, if adversely determined, would materially adversely affect the business or financial condition of the Company or the ability of the Company to perform its obligations under this Agreement, the Advisory Agreement and the Administration Agreement.
(e)The Shares to be issued and sold by the Company to the Subscriber hereunder have been duly authorized and, when issued and delivered to the Subscriber against payment therefore as provided in this Agreement, will be validly issued, fully paid and non-assessable.
Article VI
The Adviser represents and covenants to the Subscriber as follows:
Section VI.1.Compliance with Law. The Adviser, on behalf of the Company, hereby confirms that the Company shall, in the conduct of its business and affairs, reasonably endeavor to comply with all applicable laws the noncompliance with which would have a material adverse effect on the Company; provided that the Adviser shall not be in violation of the foregoing if it acts or omits to take any action in reliance on advice from legal counsel.
Section VI.2.No Proceedings. The Adviser hereby represents and warrants that, to the best of its knowledge, having inquired of legal and compliance counsel of the Adviser, (i) there are no actions, proceedings or investigations pending before any court or governmental authority, including, without limitation, the Securities and Exchange Commission or any state securities regulatory authority, against the Adviser or its directors and officers (other than in their capacities as directors or executive officers of a public company) that claim or allege (1) violation of any federal or state securities law, rule or regulation, (2) breach of fiduciary duties, or (3) commission of fraud, misrepresentation, willful misconduct or gross negligence, and (ii) during the five (5) years prior to the date hereof, none of the Adviser or its directors and officers (other than in their capacities as directors or executive officers of a public company) has been found liable for, nor settled, any such violation, claim or allegation in any such action, proceeding or investigation, in each case of clauses (i) and (ii) to the extent that such matter would be reasonably expected to have a material adverse effect on the Company or the Adviser.
Section VI.3.Anti-Money Laundering. The Adviser confirms that it will use its reasonable efforts to cause the Company to avoid transactions, that would be in violation of (a) the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001 and the United States Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), as amended, or any similar laws or regulations, or (b) any legislation, rule, regulation or order administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), including Subtitle B, Chapter V of Title 31 of the U.S. Code of Federal Regulations, in each case as amended from time to time, including any transaction in violation of the foregoing with (i) any person appearing on the Specially Designated Nationals and Blocked Persons List of OFAC, (ii) any other person with whom a transaction is prohibited by Executive Order 13224, the USA PATRIOT Act, the Trading with the Enemy Act, the International Emergency Economic Powers Act or the foreign asset control regulations of the United States Treasury Department, in each case as amended from time to time, (iii) any person known by the Company (after reasonable inquiry) to be fifty percent (50%) or more owned by any person described in the foregoing items (i) or (ii), or (iv) any person having its principal place of business, or the majority of its business operations (measured by revenues), located in any country or territory such that such transactions with such person would be prohibited as described in the foregoing item (ii). For purposes of the foregoing, the Company’s reliance on a representation or warranty made by a counterparty at or prior to the time of an investment or transaction and/or the Adviser’s evaluation in good faith of the likelihood that such counterparty is in violation of such restrictions, shall in each case constitute reasonable inquiry. The Adviser confirms that the term “person” includes governments, territories and other political entities.
Article VII
Section VII.1.Other Subscription Agreements. The Adviser, on behalf of the Company, hereby represents and warrants that the Other Subscription Agreements (as defined in this Agreement), other than a Subscription Agreement that does not contemplate a drawdown structure, shall be substantially similar in all material respects to your Subscription Agreement, except as to (i) the amount of Capital Commitments made thereby and (ii) any modification to address such Subscriber’s policies or procedures, or legal, regulatory or tax considerations (in each case other than the obligation to make Capital Commitments).
Article VIII
Section VIII.1.Power of Attorney.
(a)The Subscriber, by its execution hereof, hereby irrevocably makes, constitutes and appoints the Company as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file:

(i)any and all filings required to be made by the Subscriber under the 1934 Act with respect to any of the Company’s securities which may be deemed to be beneficially owned by the Subscriber under the 1934 Act;
(ii)all certificates and other instruments deemed advisable by the Company in order for the Company to enter into any borrowing or pledging arrangement;
(iii)all certificates and other instruments deemed advisable by the Company to comply with the provisions of this Agreement and applicable law or to permit the Company to become or to continue as a business development company, and
(iv)all other instruments or papers not inconsistent with the terms of this Agreement which may be required by law to be filed on behalf of the Company.
(b)With respect to the Subscriber and the Company, the foregoing power of attorney:
(i)is coupled with an interest and shall be irrevocable;
(ii)may be exercised by the Company either by signing separately as attorney-in-fact for the Subscriber or, after listing all of the Subscribers executing an instrument, by a single signature of the Company acting as attorney-in-fact for all of them;
(iii)shall survive the assignment by the Subscriber of the whole or any fraction of its Shares;
(iv)shall terminate concurrently with the termination of the Capital Commitment, in accordance with Section 2.01(f); and
(v)may not be used by the Company in any manner that is inconsistent with the terms of this Agreement and any other written agreement between the Company and the Subscriber.
Article IX
Section IX.1.Condition to Closing. The Subscriber’s obligations hereunder are subject to the fulfillment (or waiver by the Subscriber), prior to or on or about the time of the Closing on the Closing Date, of the following condition: The Company shall have duly performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing Date.
Article X
Section X.1.Indemnity. Each of the Company and the Subscriber agrees, to the fullest extent permitted by law, to indemnify and hold harmless the other and each other person, if any, who controls any person who is a partner in the Subscriber within the meaning of Section 15 of the 1933 Act against any and all direct losses, liabilities, claims, damages, and expenses whatsoever (including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement) arising out of or based upon any breach or failure by the Company or the Subscriber, as the case may be, to comply with any acknowledgment, representation, warranty, covenant, or agreement made by it herein (or reaffirmed or deemed to be made by it pursuant to this Agreement) or in any other document furnished by it to the Company or Subscriber pursuant to this Agreement, as applicable.
Section X.2.Acceptance or Rejection.
(a)This subscription is irrevocable and, at any time prior to the Closing Date, notwithstanding the Subscriber’s prior receipt of a notice of acceptance of the Subscriber’s subscription, the Adviser shall have the right to accept an amount equal to or less than the subscribed amount, or reject this subscription, for any reason whatsoever. If the Adviser accepts less than the full requested Capital Commitment on the Closing Date, the Adviser shall have the right to accept up to the full requested Capital Commitment at any Closing of the Company (and each of the Subscriber’s representations, warranties and covenants made herein shall be deemed to have been made and reaffirmed as of such Closing) and no further consent or signature of the Subscriber shall be required.
(b)In the event of full rejection of this subscription, the Company promptly thereupon shall return to the Subscriber the copies of this Agreement and any other documents submitted herewith (but the Company shall have the right to retain a copy for its records), and this Agreement shall have no further force or effect thereafter.
Section X.3.Modification. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged, waived or terminated except by an instrument in writing signed by the party against whom any modification, change, discharge, waiver or termination is sought.
Section X.4.Revocability. This Agreement may not be withdrawn or revoked by the Subscriber in whole or in part without the consent of the Company.
Section X.5.Notices. All notices, consents, requests, demands, offers, reports, and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail to Shirley Cheng Hambelton at s.hambelton@benefitstreetpartners.com, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed, if to the Company, to:
Franklin BSP Real Estate Debt BDC
1345 Avenue of the Americas
Suite 32A
New York, New York 10105
Attn: Shirley Cheng Hambelton; Managing Director, Senior Counsel

and, if to the Subscriber, to the address set forth in the Investor Suitability Questionnaire. The Company or the Subscriber may change its address by giving notice to the other in the manner described herein.
Section X.6.Counterparts. This Agreement may be executed in multiple counterpart copies, each of which will be considered an original and all of which constitute one and the same instrument binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart. This Agreement may be signed by any party manually or by way of an electronic signature (including DocuSign or other similar method) or by a signature or a representation of a signature affixed by mechanical means and may be reproduced as an electronic record and delivered to the Adviser by facsimile, by electronic mail or by delivery through a web or other electronic portal. The Adviser may take such steps as it deems appropriate to determine the validity of any electronic signature.

Section X.7.Successors. Except as otherwise provided herein, this Agreement and all of the terms and provisions hereof will be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, trustees and legal representatives. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties, and acknowledgments herein contained will be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, trustees and legal representatives.
Section X.8.Assignability. This Agreement is not transferable or assignable by the Subscriber. Any purported assignment of this Agreement will be null and void.
Section X.9.Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes any prior agreement or understanding among them with respect to such subject matter, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The foregoing limitation, however, shall not prohibit any Other Subscriber from enforcing Section 3.01(b) against any Defaulting Subscriber.
Section X.10.APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.
Section X.11.Jurisdiction; Venue. Except as otherwise agreed by the Adviser or the Company in writing with the Subscriber:
(a)Any action or proceeding relating in any way to this Agreement (including, without limitation, any action or proceeding based upon or arising out of or related to any marketing of the Shares) may be brought and enforced exclusively in the courts of the State of Delaware or (to the extent subject matter jurisdiction exists therefor) of the United States for the District of Delaware, and the parties (i) irrevocably submit to the jurisdiction of both such courts in respect of any such action or proceeding and (ii) agree that service of summons, complaint or other process in connection with any such action or proceeding may be made by overnight courier addressed to such party at the address provided in Section 10.05 of this Agreement and that service so made shall be as effective as if personally made in the State of Delaware.
(b)To the extent the Subscriber may be or may become entitled to any private right of action or to make any other claim for recourse of any nature under any laws, rules, regulations or other legal requirements related to the offering and sale of the Shares in the jurisdictions in which such Subscriber resides or is otherwise domiciled or in which the acquisition of the Shares is being consummated, the Subscriber hereby irrevocably waives such right and irrevocably agrees not to make any claim against the Company, the Adviser or their respective Affiliates under or pursuant to such laws, rules or regulations.
(c)Except as otherwise agreed by the Company in writing with the Subscriber, the parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of

Delaware or of the United States for the District of Delaware, and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum.
Section X.12.Waiver of Immunity. Except as otherwise agreed by the Adviser and/or the Company in writing with the Subscriber, to the extent that the Subscriber may be or may become entitled, in any action or proceeding relating in any way to this Agreement to claim for itself or its properties or revenues any immunity from suit, court jurisdiction or attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement and to the extent that in any such action or proceeding there may be attributed immunity (whether or not claimed), the Subscriber hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by laws of the State of Delaware.
Section X.13.Confidentiality.
(a) Each Subscriber shall maintain the confidentiality of (i) Non-Public Information (as defined below) and (ii) any information subject to a confidentiality agreement binding upon the Adviser, Franklin Templeton, or the Company and made known to the Subscribers; provided that each Subscriber may disclose Non-Public Information to (i) its affiliates, officers, employees, agents and professional consultants who have a bona fide need to know such information for purposes of monitoring or managing such Subscriber’s investments, or for financial, legal or accounting purposes, and who have agreed to or are otherwise subject to a duty to keep such information confidential and to not otherwise use such information in a manner inconsistent with this Section 10.13, it being understood that such Subscriber shall be responsible and liable for any disclosure or use by any such affiliates, officers, employees, agents or professional consultants of such information in a manner inconsistent with this Section 10.13, (ii) persons having or purporting to have regulatory authority over such Subscriber or its affiliates; provided that such persons are advised that the Non-Public Information is confidential, or (iii) to a potential transferee of all or part of such Subscriber’s Shares, if such potential transferee agrees to be bound by a confidentiality agreement substantially identical to the provisions of this Section 10.13, it being understood that (unless otherwise agreed by the Adviser in writing) such Subscriber shall be responsible and liable for any breach by any such potential transferee; and provided, further, that each Subscriber may disclose Non-Public Information it is required to disclose pursuant to any law or legal process, in which event each Subscriber agrees to use its reasonable best efforts to provide the Adviser with notice of such intended disclosure, including, without limitation, by following the procedures set forth in the last sentence of Section 10.13(b). Without limitation of the foregoing, each Subscriber acknowledges that notices and reports to Subscribers hereunder may contain material Non-Public Information concerning, among other things, portfolio investments and agrees (i) to use any information provided to it by the Company or the Adviser only in good faith to monitor and manage its Shares in the Company and (ii) not to trade in securities on the basis of any material Non-Public Information provided to it by the Company or the Adviser.
(b)As used in this Section 10.13, “Non-Public Information” means information regarding the Company (including (i) information regarding any actual or potential investment or any person in which the Company holds, or contemplates acquiring, any investment and (ii) the provisions of this Agreement, any Subscription Agreement and any side letter) and Franklin Templeton (or its affiliates) received by such Subscriber pursuant to this Agreement, but does not include information that (x) was publicly known at the time such Subscriber received such information pursuant to this Agreement, (y) subsequently becomes publicly known through no act or omission by such Subscriber or its affiliates, employees, representatives, or agents, or (z) is communicated to such Subscriber by a third party free of any obligation of confidence known to such Subscriber. The Subscribers and Adviser acknowledge and agree that information relating to any person in which the Company holds, or contemplates acquiring, any investment, the provisions of this Agreement and the identities of the Subscribers are intended to be treated as “trade secrets” of the Company and the Adviser. Furthermore, each Subscriber agrees that it shall use its reasonable best efforts to (1) promptly notify the Adviser if it has received a request to disclose any Non-Public Information (other than Fund Level Information), (2) consult with the Adviser regarding the response to such disclosure request, and (3) work together with the Adviser to reach an alternative arrangement with respect to such Subscriber’s information rights, satisfactory to both the Adviser and such Subscriber, if necessary to avoid or prevent any such disclosure or any future disclosures.
(c)In the event that the Adviser determines in good faith (i) that a Subscriber has violated, or is reasonably likely to violate, the provisions of this Section 10.13, (ii) that the dissemination of certain confidential information of the Company to a Subscriber is reasonably likely to result in adverse consequences to the Company, its affiliates, any portfolio investment or any proposed portfolio investment, or (iii) in the case of a Subscriber that is subject to the U.S. Freedom of Information Act, or any similar statutory or regulatory disclosure requirement of any state or other jurisdiction (collectively, “FOIA”), that there is a reasonable likelihood that a request to such Subscriber pursuant to FOIA or any such law or statutory or regulatory requirement would result in the disclosure of Non-Public Information, other than aggregate performance information about the Company (including aggregate cash flows and overall “IRRs”), the year of formation of the Company, aggregate Capital Commitments to the Company and Fund Level Information, the Adviser may (1) withhold all or any part of the information otherwise to be provided to such Subscriber other than Fund Level Information and redacted annual financial statements, (2) require such Subscriber to return, to the extent permitted by applicable law, any copies of any such information provided to it by the Adviser or the Company, (3) make any such information available to such Subscriber at the Adviser’s offices or at the offices of another person that has agreed to keep such information confidential, or (4) make such information available to such Subscriber only on the Company’s website in password-protected, non-downloadable, non-printable format. Each Subscriber shall promptly notify the Adviser if at any time such Subscriber is or becomes subject to FOIA, to the extent not previously set forth in such Subscriber’s Subscription Agreement.
(d)Except as otherwise required by (or desirable in order to comply with) applicable law or regulations or the rules of relevant governmental entities or regulatory bodies, including as the Adviser determines to be necessary or advisable in connection with any regulatory or similar examination, the Adviser may not disclose the identity of the Subscribers, except (i) on a confidential basis, to the other Subscribers, to prospective subscribers in the Company, to prospective lenders to, or other creditors of, the Company or a portfolio investment, to other service providers to the Company, or any portfolio investment to the extent reasonably necessary or appropriate to satisfy any “know your customer”, anti-money laundering or other such similar requirements or to any of the Adviser’s affiliates, officers, employees, agents and professional consultants upon notification to such affiliate, officer, employee, agent or consultant that such disclosure is made in confidence and shall be kept in confidence or (ii) as may be necessary or desirable in connection with the making, management or disposition of any investment.
(e)Notwithstanding anything herein to the contrary, each Subscriber (and each employee, representative or other agent of the Subscriber) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the offering of shares in the Company and all materials of any kind (including opinions or other tax analyses) that are provided to such Subscriber relating to such tax treatment and tax structure. For this purpose, “tax structure” means any facts relevant to the U.S. federal income tax treatment of the offering but does not include information relating to the identity of the Company or the Adviser.
(f)The obligations and undertakings of each Subscriber under this Section 10.13 shall be continuing and shall survive dissolution of the Company and this Agreement and, with respect to any Subscriber, such Subscriber’s withdrawal from the Company. Any restriction or obligation imposed on a Subscriber pursuant to this Section 10.13 may be waived by the Adviser in its discretion. Any such waiver or modification by the Adviser shall not constitute a breach of this Agreement or of any duty stated or implied in law or in equity to any Subscriber.
(g)The Subscribers acknowledge and agree that: (i) the Company or the Adviser and its members may acquire confidential information related to third parties that pursuant to fiduciary, contractual, legal or similar obligations cannot be disclosed to the Subscribers; and (ii) neither the Company nor the Adviser and its members shall be in breach of any duty (including any fiduciary duty) under this Agreement in consequence of acquiring, holding or failing to disclose such information to the Subscribers so long as such obligations were undertaken in good faith.
(h)The parties hereto agree that irreparable damage would occur if the provisions of this Section 10.13 were breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Section 10.13 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.
Section X.14.Necessary Acts, Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Agreement or to show the ability to carry out the intent and purposes of this Agreement.
Section X.15.No Joint Liability Among Company and Adviser. The Company shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Adviser under or in connection with this Agreement, and the Adviser shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company under or in connection with this Agreement. There shall be no joint and several liability of the Company and the Adviser for any obligation under or in connection with this Agreement.
Section X.16.Survival. The representations, warranties, acknowledgments and covenants in Sections 4.01, 4.02 and 5.01 and the provisions of Sections 10.01, 10.10, 10.11, 10.13 and 10.15 shall, in the event this subscription is accepted, survive such acceptance and the formation and dissolution of the Company.
Section X.17.Non-Petition. The Subscriber hereby agrees that it shall not take any action to present a petition or commence any case, proceeding, proposal or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement in the nature of insolvency proceedings, adjustment, winding-up, liquidation, dissolution, composition or analogous relief with respect to the Company or the Adviser or the debts of the Company or the Adviser unless and until a debt is immediately due and payable by the Company or the Adviser to the Subscriber; provided, that the foregoing shall in no way be construed to limit the Subscriber’s ability to seek to enforce or take any other action with respect to its rights pursuant to the express terms of this Agreement.

IN WITNESS WHEREOF, the Subscriber, intending to be legally bound, has executed this Agreement as of ______________.
AGGREGATE PURCHASE PRICE OF SHARES SUBSCRIBED FOR: $

[SUBSCRIBER]

By:
Name:
Title:
[Signature Page – Subscription Agreement]

Agreed and accepted as of the date first set forth above:
FRANKLIN BSP REAL ESTATE DEBT BDC
By:
Name: Jerome Baglien
Title: Chief Financial Officer and Chief Operating Officer
Solely for the purposes of Article VI of this Agreement:
BENEFIT STREET PARTNERS L.L.C.
By:
Name: Bryan Martoken
Title: Chief Financial Officer
003519-0021-19181-ACTIVE.63234733.14 [Signature Page to Subscription Agreement]        05/28/2024 10:43 AM

Appendix A:
FRANKLIN BSP REAL ESTATE DEBT BDC
Investor Suitability Questionnaire

Appendix A: Investor Suitability Questionnaire

I.Proposed Total Capital Commitment to the Company	$

I.General Information
(A)Subscriber’s Legal Name, Address and Tax Identification Number:
Name

Street

City State Zip Code

Country

Telephone Number

Facsimile Number

Email Address

Tax Identification or Social Security Number
(A)Subscriber’s Address for Notices if Different from Address Above:
Name

Street

City State Zip Code

Country

Telephone Number

Facsimile Number

Email Address
(A)Subscriber’s Principal Business Contact:
Name

Street

City State Zip Code

Country

Telephone Number

Facsimile Number

Email Address
(A)Please provide contact information below for each contact authorized to receive information related to the subscriber listed above. Use the check boxes to indicate the permissions for which access should be provided.

IMPORTANT: If a contact matrix is provided in lieu of completing this form, please make sure the contacts authorized to confirm wire instructions are identified on the contact list. If your list does not identify contacts authorized to confirm or make changes to wire instructions, please provide the required contact information below.

Definition of Contact Permissions
Capital Calls	Authorized to receive Capital Call notices and related investment memos
Distributions	Authorized to receive Distribution notices and related information
Financial Reporting	Authorized to receive all quarterly and/or annual reporting
Legal Notices	Authorized to receive all legal agreements, correspondence and notices
Tax Documents	Authorized to receive all tax related correspondence
Wire Instructions	Authorized to confirm or make changes to wire instructions

*First name, last name and email address are required information for access to the investor reporting site.

	Capital Calls	FORMCHECKBOX
First Name*
Last Name*	Distributions	FORMCHECKBOX
Email Address*	Financial Reporting	FORMCHECKBOX

Phone*	Legal Notices	FORMCHECKBOX
Company	Tax Documents	FORMCHECKBOX
Address Line 1	Wire Instructions	FORMCHECKBOX
Address Line 2
City, State, Zip Code

	Capital Calls	FORMCHECKBOX
First Name*
Last Name*	Distributions	FORMCHECKBOX
Email Address*	Financial Reporting	FORMCHECKBOX
Phone*	Legal Notices	FORMCHECKBOX
Company	Tax Documents	FORMCHECKBOX
Address Line 1	Wire Instructions	FORMCHECKBOX
Address Line 2
City, State, Zip Code

	Capital Calls	FORMCHECKBOX
First Name*
Last Name*	Distributions	FORMCHECKBOX

Email Address*	Financial Reporting	FORMCHECKBOX
Phone*	Legal Notices	FORMCHECKBOX
Company	Tax Documents	FORMCHECKBOX
Address Line 1	Wire Instructions	FORMCHECKBOX
Address Line 2
City, State, Zip Code

	Capital Calls	FORMCHECKBOX
First Name*
Last Name*	Distributions	FORMCHECKBOX
Email Address*	Financial Reporting	FORMCHECKBOX
Phone*	Legal Notices	FORMCHECKBOX
Company	Tax Documents	FORMCHECKBOX
Address Line 1	Wire Instructions	FORMCHECKBOX

Address Line 2
City, State, Zip Code

	Capital Calls	FORMCHECKBOX
First Name*
Last Name*	Distributions	FORMCHECKBOX
Email Address*	Financial Reporting	FORMCHECKBOX
Phone*	Legal Notices	FORMCHECKBOX
Company	Tax Documents	FORMCHECKBOX
Address Line 1	Wire Instructions	FORMCHECKBOX
Address Line 2
City, State, Zip Code

(A)Subscriber’s Wiring Instructions:
☐ Please check here if these wiring instructions differ from those you or your affiliates have previously provided to Franklin BSP Real Estate Debt BDC or its affiliates in which you are currently invested (if any).
U.S. Bank Accounts

Name of Subscriber’s Bank

Fed Wire ABA Number
For Credit To (Brokerage or Trust Accounts Only)
Subscriber’s Account Name

Subscriber’s Account Number

Non-U.S. Bank Accounts

Name of U.S. Correspondent Bank

Fed Wire ABA Number

Name of Foreign Bank

Address of Foreign Bank

SWIFT Code

For Credit To (Brokerage or Trust Accounts Only)

Subscriber’s Account Name

Subscriber’s Account Number

I.Type of Ownership

(A)Please check all that apply:
☐    Individual
☐    Trust (If YES, please complete Section III(C) below)
☐    Corporation
☐    Partnership
☐    Limited Liability Company
☐    Fund of Funds
☐    Governmental Entity
☐    Foundation
☐    Endowment
☐    Registered investment company under the U.S. Investment Company Act of 1940, as amended (“1940 Act”)
☐    Business Development Company (“BDC”) under the 1940 Act
☐    Entity relying on the exception from the definition of “investment company” under Section 3(c)(1) or 3(c)(7) of the 1940 Act
☐    Pension Plan
☐    Other. Please specify:

(A)Are you subscribing for Shares with one or more co-owners?	☐ YES ☐ NO
If YES, please indicate after your names in Section II if you will hold as joint tenants with rights of survivorship, tenants by the entirety or tenants in common. NOTE: If any co-owner is not a subscriber’s spouse, each co-owner must complete a separate Investor Suitability Questionnaire.

(A)If the subscriber is a trust, please complete (C)(1) and (C)(2) below:
(1)Is the subscriber a revocable trust?	☐ YES ☐ NO
If YES, each grantor of the revocable trust must complete and execute a Subscription Booklet as if the grantor were subscribing for Shares. In the event that the grantor revokes the trust, such grantor shall also thereafter be liable for all obligations of the trust as an investor of the Company and such revocation may be deemed to be a transfer of the Shares.

(1)Is the subscriber a charitable remainder trust?	☐ YES ☐ NO

(A)Is the subscriber a governmental plan (a “Governmental Plan Investor”) as defined in Section 3(32) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)?	☐ YES ☐ NO
(A)Is the subscriber a nominee, custodian or person acting in a similar capacity? [11]	☐ YES ☐ NO
If YES, the subscriber certifies that the full legal name of the Beneficial Owner and its state of residence or jurisdiction of organization is set forth below, and that that this Investor Suitability Questionnaire has been completed by the subscriber, on behalf of and at the direction of the Beneficial Owner, as if the Beneficial Owner were the “subscriber” for purposes of this Investor Suitability Questionnaire.

Legal Name of Beneficial Owner

State or country of residence or jurisdiction of organization (as applicable)
Except as described below, any purchase of Shares will be solely for the subscriber’s own account or the account of the Beneficial Owner identified above and not for the account of any other person or entity. (Set forth exceptions and give details. Attach additional pages if necessary.)

11    By checking YES, the subscriber certifies that it is acting as a nominee, custodian or in a similar capacity, in each case in which the person (the “Beneficial Owner”) for whom the prospective investor is acting (A) has the sole power to direct the acquisition, disposition and voting of the Shares (i.e., the nominee, custodian or person acting in a similar capacity will acquire, dispose of and vote the Shares solely at the direction of the Beneficial Owner) and (B) will be the sole beneficiary of any and all Shares (whether economic, voting or otherwise) relating to the Shares.

(A)Is the subscriber a “U.S. Person” as defined in Rule 902 under the U.S. Securities Act of 1933, as amended (the “1933 Act”)?[12]	☐ YES ☐ NO
(A)Is the subscriber a BHC Subscriber?[13]	☐ YES ☐ NO
(A)Is the subscriber subject to the U.S. Freedom of Information Act, or any similar statutory or regulatory disclosure requirement of any state or other jurisdiction?	☐ YES ☐ NO
If YES, please indicate the relevant law(s) to which the subscriber is subject and provide any additional explanatory information in the space below:

12     A “U.S. person” for this purpose is generally (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (viii) any partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by Accredited Investors who are not natural persons, estates or trusts. In addition, the following are not U.S. persons: (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated or (if an individual) resident in the United States; (ii) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if (A) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate and (B) the estate is governed by foreign law; (iii) any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person; (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; and (v) any agency or branch of a U.S. person located outside the United States if (A) the agency or branch operates for valid business reasons and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.
13     A “BHC Subscriber” is defined as a subscriber that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly in business in the United States and which in any case holds Shares for its own account.

(A)Is the subscriber required, by regulation, contract or otherwise, to disclose information concerning the Company to a trading exchange or other market?	☐ YES ☐ NO
If YES, please indicate the relevant requirement(s) to which the subscriber is subject and provide any additional explanatory information in the space below:

II.Status as an Accredited Investor
This offering is being made privately by the Company pursuant to the private placement exemption from registration provided by Section 4(a)(2) of the 1933 Act. Shares offered pursuant to the private placement exemption generally are available only to “accredited investors” as defined in Rule 501(a) of Regulation D (“Accredited Investors”). The applicability of such exemption is in part dependent upon your answers to the following questions:

(A)If the subscriber is an individual:
(1)Does the subscriber have an individual net worth or joint net worth with his or her spouse (or spousal equivalent) exceeding $1,000,000?[14,15,16]	☐ YES ☐ NO
(1)Does the subscriber have an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse (or spousal equivalent) in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year?[17]
☐ YES ☐ NO
(1)Is the subscriber a holder in good standing of a Series 7, Series 65 or Series 82 license?	☐ YES ☐ NO
14 For purposes of calculating the subscriber’s net worth: (i) the subscriber’s primary residence must not be included as an asset; (ii) indebtedness secured by the subscriber’s primary residence, up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (iii) indebtedness that is secured by the subscriber’s primary residence in excess of the estimated fair market value of the residence must be included as a liability.
15 For purposes of calculating the subscriber’s joint net worth with the subscriber’s spouse (or spousal equivalent): (i) joint net worth can be the aggregate net worth of the subscriber and the subscriber’s spouse (or spousal equivalent); and (ii) assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard does not require that the Shares be purchased jointly.
16 The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.
17 Generally, this means “adjusted gross income” as reported for U.S. federal income tax purposes, less any income attributable to a spouse (or spousal equivalent) or to property owned by a spouse (or spousal equivalent) and increased by the following amounts (but not including any portion of such amounts attributable to a spouse (or spousal equivalent) or to property owned by a spouse (or spousal equivalent)): (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depreciation; and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(1)Is the subscriber a “family client” as defined in the U.S. Investment Advisers Act of 1940, as amended from time to time (the “Advisers Act”), whose purchase is directed by a “family office” as defined in the Advisers Act (i) with assets under management in excess of $5,000,000, (ii) not formed for the specific purpose of directing the subscriber’s acquisition of Shares and (iii) with such knowledge and experience in financial and business matters such that such family office is capable of evaluating the merits and risks of the prospective investment?
☐ YES ☐ NO
(A)If the subscriber is a corporation, partnership, limited liability company, trust or other entity, the subscriber certifies that it is one of the following (please check all that apply):
(1)A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is and will be capable of evaluating the merits and risks of the prospective investment.
☐
(1)A partnership, a corporation, a limited liability company or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000.
☐
(1)A bank or any savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, whether acting in its individual or fiduciary capacity, or a broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”).
☐
(1)An insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies.	☐
(1)A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, as amended.	☐
(1)Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act.	☐

(1)An employee benefit plan within the meaning of ERISA either (i) that has total assets in excess of $5,000,000, (ii) whose investment decisions are made by a plan fiduciary, as defined under ERISA, which is a bank, savings and loan association, insurance company or registered investment adviser, or (iii) if the employee benefit plan is a self-directed plan, whose investment decisions are made solely by persons that themselves are Accredited Investors.
☐
(1)An organization described in Section 501(c)(3) of the Code, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000.	☐
(1)A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.
☐
(1)An entity that is an investment adviser registered pursuant to Section 203 of the Advisers Act or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Advisers Act.
☐
(1)An investment company registered under the 1940 Act, a business development company as defined in Section 2(a)(48) of the 1940 Act or a private business development company as defined in Section 202(a)(22) of the Advisers Act.
☐
(1)A “family office” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring Shares and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.
☐
(1)A “family client” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) of a family office meeting the requirements in provision (12) above and whose prospective investment in the Company is directed by such family office pursuant to provision (12)(iii).
☐
(1)An entity not meeting any description set forth in provisions (1) to (13) above, each of whose equity owners qualify under at least one category in provisions (1) to (13) above, or which can answer “Yes” to one of the questions in Section IV(A) above. [NOTE: This certification is not applicable to beneficiaries of an irrevocable trust.]
☐

(1) An entity, of a type not listed in provisions (1) to (11) or (14) above, not formed for the specific purpose of acquiring Shares, owning “Investments” in excess of $5,000,000.[18,19]	☐
(1)Other (please describe below):

(A)If the subscriber is a corporation, partnership, limited liability company, trust or other entity, was it formed or recapitalized for the specific purpose of acquiring Shares in the Company?	☐ YES ☐ NO
(A)(1) Are the subscriber’s shareholders, partners, beneficiaries or members, as the case may be, permitted to opt in or out of particular investments made by the subscriber, or does any such person not participate in investments made by the subscriber pro rata in accordance with its interest in the subscriber?
☐ YES ☐ NO
(1) If the subscriber is a plan described in Section IV(B)(7) or IV(B)(9) above, or a “master trust” established for one or more of such plans, are plan beneficiaries allowed to direct the investment of their own accounts?
☐ YES ☐ NO

NOTE: If the answer to Section IV(D)(1) or IV(D)(2) above is YES, the subscriber must submit with these Subscription Materials a complete list of its participants. The Company or the Adviser may require that each participant properly complete and submit to the Company or the Adviser an Investor Suitability Questionnaire.

(A)Has the subscriber and, if the subscriber is not the sole beneficial owner (as defined under Rule 13d-3 of the 1934 Act, as amended) of its interest, any such other beneficial owner, been subject to or experienced any Regulation D Rule 506(d) Disqualifying Event (as defined in Section 4.01(e)(ii) of the Subscription Agreement), or is the subscriber or its beneficial owner subject to any proceeding or event that could result in any such Disqualifying Event?
☐ YES ☐ NO
18 Including, but not limited to, Indian tribes, governmental bodies, funds, and entities organized under the laws of foreign countries.

19 As used herein, “Investments” means, subject to certain exceptions, securities, real estate (excluding the subscriber’s primary residence), commodities and cash held for investment purposes. However, a number of rules have been promulgated with respect to these matters that must be consulted before determining the amount of Investments. For example, Rule 2a51-1 of the 1940 Act requires that certain amounts be deducted from gross investments to determine the amount of Investments. Generally, the amount of any outstanding indebtedness incurred to acquire Investments should also be deducted. Other amounts may also be required to be deducted in determining the amount of Investments.

III.Background Information Relating to Certain ERISA Matters
Until such time as the all classes of equity interests in the Company are considered “publicly-offered securities” within the meaning of ERISA and certain Department of Labor regulations, as modified by Section 3(42) of ERISA, as amended from time to time (the “Plan Asset Regulations”), the Company intends to operate so that less than 25% of the total value of our Common Shares in the Company are held by “benefit plan investors” within the meaning of the Plan Asset Regulations (“Benefit Plan Investors”), so that investment by Benefit Plan Investors should not be significant and the assets of the Company should not be considered “plan assets” under ERISA or the Plan Asset Regulations (the “25% Test”). In order to meet the requirements of the 25% Test, the Company may prohibit any Subscriber from purchasing Shares from the Company on any Capital Drawdown date, and may prohibit certain transfers of Capital Commitments and/or Shares so as to avoid the Company holding “plan assets” within the meaning of ERISA. The Company’s ability to meet the requirements of the 25% Test may depend on your answers to the following questions:

(A)Is the subscriber a “Benefit Plan Investor”? [20]	☐ YES ☐ NO
(If YES, please proceed to the next question) (If NO, please proceed to Section V(B) below)
(1)Is the subscriber an “employee benefit plan” or trust that is subject to the fiduciary provisions of Title I of ERISA (this includes, for example, U.S. pension plans, welfare benefit plans, U.S. profit-sharing and 401(k) plans, multiemployer (union) plans and “Taft-Hartley Plans” but does not include U.S. governmental plans, certain church plans and non-U.S. employee pension and welfare benefit plans)?
☐ YES ☐ NO
(1)Is the subscriber a U.S. individual retirement account, Keogh Plan and/or other plan subject to Section 4975 of the Code?	☐ YES ☐ NO
(1)Is the subscriber an entity (e.g., a fund of funds) whose underlying assets include “plan assets” by reason of a plan’s investment in the entity and such plan investors include (1) one or more U.S. pension benefit plans, welfare benefit plans or similar plans subject to ERISA and/or (2) one or more individual retirement accounts, Keogh plans or other individual arrangement subject to Section 4975 of the Code (including by reason of 25% or more of any class of equity interests in the entity being held by Benefit Plan Investors that include any plan described above)?
☐ YES ☐ NO
(If YES, please proceed to the next question) (If NO, please proceed to Section V(B) below)
20 A “benefit plan investor” is generally defined under the Plan Asset Regulations as (i) an “employee benefit plan” subject to part 4 of Title I of ERISA (including, for example, U.S. corporate pension plans, welfare benefit plans, profit-sharing and 401(k) plans, multiemployer (union) plans and Taft-Hartley Plans), (ii) a plan subject to Section 4975 of the Code (including, for example, IRAs and “Keogh” plans) and (iii) an entity (including, for example, an investment fund, a group trust, a partnership and a comingled account) whose underlying assets are deemed to include “plan assets” within the meaning of the Plan Asset Regulations (generally because plans (described in (i) or (ii)) own 25% or more of the total value of any class of the entity’s equity interests and the entity does not satisfy another exception to the Plan Asset Regulations). Any entity that is a Benefit Plan Investor by virtue of (iii) above should check VI(A)(3).

(a) If the subscriber is an entity whose underlying assets include “plan assets,” indicate that the percentage of such assets that constitute “plan assets” within the meaning of ERISA or the Code is not more than (please check an applicable box):
☐ YES ☐ NO
☐ 10% ☐ 20% ☐ 30% ☐ 40% ☐ 50% [21]
☐ 60% ☐ 70% ☐ 80% ☐ 90% ☐ 100%

(A)Is the subscriber an insurance company?	☐ YES ☐ NO
(If YES, please proceed to the next question) (If NO, please proceed to Section V(C) below)
(1)Is the subscriber an insurance company investing the assets of its general account (or the assets of a wholly owned subsidiary of its general account) in the Company?	☐ YES ☐ NO
(If YES, please proceed to the next question) (If NO, please proceed to Section V(C) below)
(a) Do the underlying assets of the subscriber’s general account constitute “plan assets” within the meaning of Section 401(c) of ERISA?	☐ YES ☐ NO
(If YES, please proceed to the next question) (If NO, please proceed to Section V(C) below)
(i) Indicate the maximum percentage of the underlying assets of the subscriber’s general account deemed to be “plan assets” within the meaning of Section 401(c) of ERISA (please check an applicable box):
☐ YES ☐ NO
☐ 10% ☐ 20% ☐ 30% ☐ 40% ☐ 50%
☐ 60% ☐ 70% ☐ 80% ☐ 90% ☐ 100%
(1)Is the subscriber an insurance company investing the assets of a “separate account” within the meaning of Section 3(17) of ERISA in the Company?[22]	☐ YES ☐ NO
(If YES, please proceed to the next question) (If NO, please proceed to Section VII(C) below)
(a) Does any “Benefit Plan Investor” hold any type of interest in such separate account?	☐ YES ☐ NO
(If YES, please proceed to the next question) (If NO, please proceed to Section V(C) below)

21 Applicable to entities with multiple classes, one of which exceeds the 25% threshold for Benefit Plan Investors.
22 The term “separate account” means an account established or maintained by an insurance company under which income, gains, and losses, whether or not realized, from assets allocated to such account, are, in accordance with the applicable contract, credited to or charged against such account without regard to other income, gains, or losses of the insurance company.

(i)    Is such separate account maintained solely in connection with fixed contractual obligations of the insurance company under which the amounts payable, or credited, to the “Benefit Plan Investor” and to any participant or beneficiary of the “Benefit Plan Investor” (or an underlying plan) (including an annuitant) are not affected in any manner by the investment performance of the separate account?
☐ YES ☐ NO

(A)Is the subscriber (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is not subject to Title I of ERISA or Section 4975 of the Code, (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA, (iii) a plan, fund or other similar program that is established or maintained outside the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, or (iv) deemed to be investing the assets of any of the foregoing described in clauses (i), (iii) or (iii)?
☐ YES ☐ NO
(If YES, please proceed to the next question) (If NO, please proceed to Section VI below)
(1)Is the subscriber in compliance with all rules and regulations that constitute the body of law by which it is governed?	☐ YES ☐ NO
(1)The subscriber represents and warrants that the subscriber is not subject to other federal, state, local, non-U.S. or other laws or regulations that could cause the underlying assets of the Company to be treated as assets of the subscriber by virtue of its investment in the Company and thereby subject the Company or the Adviser (or other persons responsible for the operation of Company and/or investment of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

IV.Background Information Relating to Certain Tax Matters

(A)Is the subscriber a “U.S. Person” for U.S. federal income tax purposes?[23]	☐ YES ☐ NO
(A)U.S. Social Security (for individuals) or U.S. Tax Identification Number (e.g., EIN, GIIN or FTIN) (for entities, trustees and custodians (including for Individual Retirement Accounts)):
(A)In what jurisdictions is the subscriber resident for tax purposes?
(A)Please indicate whether the subscriber, for income tax purposes, files now or has ever filed a tax or information return, as:	☐ YES ☐ NO
(1) A partnership;	☐ YES ☐ NO
(2) A “grantor” trust; or	☐ YES ☐ NO
(3) An “S corporation” under Sections 1361-1379 of the Code (if the subscriber is a U.S. corporation)	☐ YES ☐ NO
(A)Please indicate the total number of shareholders, partners or other holders of equity or beneficial interests or other securities (including any debt securities other than short-term paper) of the subscriber (if the number is more than 100, it is sufficient to respond “more than 100”):
____________
23 A “U.S. person” for this purpose is defined in Section 7701(a)(30) of the Code and means generally any citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and (ii) one or more United States persons have the authority to control all of the trust’s substantial decisions.

(A)Is the subscriber a tax-exempt investor? [24]	☐ YES ☐ NO
(If YES, please proceed to the next question) (If NO, please proceed to Section VI(G) below)

(1) Please indicate under which of the following Sections of the Code you are exempt: ☐ § 115 ☐ § 501 ☐ § 892
(2) Is the subscriber subject to taxation on “unrelated business taxable income” under Sections 511 and 512 of the Code?	☐ YES ☐ NO

(A)Does the subscriber have, or is it deemed to have, only a single owner for U.S. federal income tax purposes?	☐ YES ☐ NO
(If YES, please proceed to the next question) (If NO, please proceed to Section VI(H) below)
(1)Has the subscriber elected, or is it deemed, to be an entity that is disregarded from its owner for U.S. federal income tax purposes?	☐ YES ☐ NO
(A)(1) Is the subscriber an individual?
(2) Is the subscriber (i) an entity treated as an individual (including, without limitation, an organization described in Sections 401(a), 501(c)(17) or 509(a) of the Code) for purposes of Section 542(a)(2) of the Code, or (ii) an entity disregarded from its owner for U.S. federal income tax purposes whose owner is an individual or an entity treated as an individual for purposes of Section 542(a)(2) of the Code?
☐ YES ☐ NO ☐ YES ☐ NO
NOTE: If the answer to Section VI(H) (1) or (2) above is YES, please see Section 4.01(z)(ii) of the Subscription Agreement.
24 A tax-exempt investor is one that is exempt from U.S. federal income taxation under Sections 115, 501 or 892 of the Code (very generally, states and municipalities, certain organizations that have applied for and received an exemption from U.S. tax and foreign governments and their controlled entities), as well as a flow through entity for U.S. federal income tax purposes, a significant portion of the equity securities of which are owned by Persons exempt from U.S. federal income taxation under Section 501(a) of the Code. “Person” means any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof in their capacity as such) or other entity (including any governmental entity), whether organized under the laws of (or, in the case of individuals, resident in) the United States (or any political subdivision thereof) or any foreign jurisdiction.

If the subscriber is a pass-through or disregarded entity for U.S. federal tax purposes, please provide the following information for each of the subscriber’s direct owners.
NOTE: For each direct owner that is a pass-through or disregarded entity for U.S. federal tax purposes, please provide a schedule similar to the one below, to the extent the requested information is known, or reasonably available, to the subscriber. If it is not possible to provide a response with all of the detail requested in the table, then it would be helpful to receive as much information as you are able to provide about the Subscriber’s owners. In particular, it would be useful to know what percentage of the Subscriber’s ultimate beneficial owners are U.S. individuals, and whether the Subscriber’s beneficial ownership changes or is static.
Name of Subscriber’s Direct Owner
Legal form
(e.g., corporation, partnership, LLC)
Residence for tax purposes
U.S. tax classification
(e.g., corporation, partnership, disregarded entity)
% ownership of subscriber
(e.g., if owner has a 10% interest in the subscriber, write “10%”)
Is the owner exempt from tax under the Code? If yes, please also indicate the Code section for exemption.

(A)If the subscriber indicated that it is not a U.S. Person in Section VI(A), is the subscriber fiscally transparent in its jurisdiction of organization within the meaning of Section 894 of the Code and related Treasury Regulations, with respect to any items of income?
☐ YES ☐ NO
(If YES, please proceed to the next question) (If NO, please proceed to Section VI(K) below)
(1) Will the items of income received by the subscriber from the Company be treated as derived by a resident of an applicable treaty jurisdiction, within the meaning of Section 894 of the Code and related Treasury Regulations?
☐ YES ☐ NO
(A)If the subscriber indicated that it is not a U.S. Person in Section VI(A), is the subscriber a foreign financial institution within the meaning of Section 1471(d)(4) of the Code?	☐ YES ☐ NO
(1) If YES, does the subscriber have any United States accounts within the meaning of Section 1471(d)(1) of the Code?	☐ YES ☐ NO
(2) If NO, does the subscriber or a beneficial owner of the Shares that is a non-U.S. person have any substantial United States owners within the meaning of Section 1473(2) of the Code?	☐ YES ☐ NO
(A)Is the subscriber a “qualified foreign pension fund” within the meaning of section 897(l) of the Code?	☐ YES ☐ NO

V.Tax Status of Non-U.S. Investors
The following questions are relevant to proposed purchasers that are (or are acting for) a Beneficial Owner that is a non-U.S. person.

(A)Do you qualify as an integral part or a controlled entity of a foreign government for purposes of section 892 of the Code (for example, certain sovereign wealth funds)?	☐ YES ☐ NO
If YES, please furnish an executed copy of form W-8EXP.
(A)Do you qualify as a pension fund entitled to an exemption from withholding tax on dividends under an applicable tax treaty?	☐ YES ☐ NO
If YES, please indicate the relevant treaty here and on an executed copy of form W-8BEN or W-8BEN-E, as applicable. Applicable Treaty:
(A)Do you qualify for a reduced rate of withholding tax on dividends under an applicable tax treaty?	☐ YES ☐ NO
If YES, please indicate the relevant treaty here and on an executed copy of form W-8BEN or W-8BEN-E, as applicable. Applicable Treaty:
(A)If you are acting as a custodian, nominee, or in another capacity other than as the sole beneficial owner, or if you are a partnership or other fiscally transparent entity for tax purposes in the United States, your country or organization or the country of residence of a partner or interest holder, please provide information regarding the tax status of the relevant beneficial owners, partners or other interest holders, including:
☐ YES ☐ NO
(a) the legal forms of the relevant beneficial owners, partners or other interest holders (by percentage interest);
(b) the residence, for tax purposes, of the relevant beneficial owners, partners or other interest holders (by percentage interest);

(c) the entity classification (e.g., corporation, partnership, disregarded entity, trust or estate) for U.S. federal tax purposes of the relevant beneficial owners, partners or other interest holders;
(d)    the aggregate percentage interest of the relevant beneficial owners, partners or other interest holders that are exempt from federal income taxation (Please separately indicate what percentage of such owners are exempt from tax under Sections 892 of the Code); and

(e)    for each owner of the subscriber that is a pass-through entity for U.S. federal tax purposes, the information specified in this subsection VII (D)(a)-(d), to the extent such information is known, or reasonably available, to the subscriber.

(A)Is the subscriber fiscally transparent in its jurisdiction of organization within the meaning of Section 894 of the Code and related Treasury Regulations, with respect to any items of income?	☐ YES ☐ NO
(1)If YES, will the items of income received by the subscriber from the Company be treated as derived by a resident of an applicable treaty jurisdiction, within the meaning of Section 894 of the Code and related Treasury Regulations?
☐ YES ☐ NO

VI.Anti-Money Laundering

(A)Name of the bank from which your payments to the Company will be wired (the “Wiring Bank”): _______________________________________________________
(A)Is the Wiring Bank located in the United States? If NO, please list the jurisdiction: _______________________________________________________	☐ YES ☐ NO
(A)Are you a customer of the Wiring Bank?	☐ YES ☐ NO
If NO, please provide an explanation as to the relationship between the subscriber and the account holder at the Wiring Bank from which funds are being transferred and the rationale for such arrangement:
_______________________________________________________

NOTE: If the answer to Section VIII(B) or VIII(C) above is NO, please email List-FBRECBDC@lists.stblaw.com or contact Cristina Foran of Simpson Thacher & Bartlett LLP at Cristina.Foran@stblaw.com and 202-636-5937 immediately for a list of additional documentation that may be required by the Company or the Adviser.

(A)Please provide a short narrative summary of the source(s) of funds used to make this investment and a supporting record. An acceptable record of source of funds may include: (i) an email certification from the subscriber indicating (x) the nature of the subscriber’s business AND (y) the source of the subscriber’s funds; OR (ii) the first page of the subscriber’s bank statement.

(A)For entities only, is the subscriber (please check all that apply):
(1)A national or regional government, a public body that manages public debt, or a central bank in a country that is a member of the Financial Action Task Force?
NOTE: If the answer to Section VIII(E)(1) is YES, please evidence this as appropriate, e.g., by providing a copy of the government charter establishing said body.[25]
☐ YES ☐ NO
25 The countries that are members of the Financial Action Task Force are Argentina, Australia, Austria, Belgium, Brazil, Canada, China, Denmark, Finland, France, Germany, Greece, Hong Kong, Iceland, India, Ireland, Israel, Italy, Japan, the Republic of Korea, Luxembourg, Malaysia, Mexico, the Kingdom of the Netherlands, New Zealand, Norway, Portugal, the Russian Federation, Saudi Arabia, Singapore, South Africa, Spain, Sweden, Switzerland, Turkey, the United Kingdom and the United States.

(1)A financial institution (e.g., a bank or broker-dealer) that is: (i) subject to the Cayman Islands Anti-Money Laundering Regulations, as amended (the “Regulations”), or based in, or formed under, the laws of a country that is a member of the Financial Action Task Force; AND (ii) acting in the course of business in relation to which a regulatory authority (such as the U.S. Financial Industry Regulatory Authority, the Securities & Futures Commission of Hong Kong and the Monetary Authority of Singapore) exercises regulatory functions and maintains beneficial ownership information regarding such institution?
NOTE: If the answer to Section VIII(E)(2) is YES, please provide: (i) evidence of regulatory status, such as an extract from the applicable regulatory authority’s register or a copy of the authorization or license; AND (ii) the name of the regulator below.
Name of Regulator:

_______________________________________________________[26]
☐ YES ☐ NO
(1)Any entity whose common stock is listed on any of the following U.S. stock exchanges: NYSE American, International Securities Exchange, NASDAQ, National Stock Exchange or NYSE / NYSE Arca?
NOTE: If the answer to Section VIII(E)(3) is YES, please provide: (i) evidence of listing status, such as an extract from the applicable exchange listing or a copy of the membership or listing approval; AND (ii) the name of the stock exchange below.
Name of Stock Exchange:

_______________________________________________________
☐ YES ☐ NO
(1)A majority-owned direct or indirect subsidiary of an entity referenced under Sections VIII(E)(2) – (3) above?
NOTE: If the answer to Section VIII(E)(4) is YES, please provide: (i) evidence of the relationship between the parent entity and the subsidiary (this may be a structure chart); AND (ii) the name of the regulator or stock exchange of the subscriber’s parent entity below.
Name of Regulator/Stock Exchange of Parent:

_______________________________________________________
☐ YES ☐ NO
If the answer to Sections VIII(E)(1) – (4) is NO, please proceed to Section VIII(F) below. If the answer to any of Sections VIII(E)(1) – (4) is YES, please proceed to the “Certification of Authorized Representative of Subscriber” below following Section VIII(J).

26 Please see preceding footnote for applicable list of jurisdictions.

(A)Please provide the information in the table below, to the extent applicable, for:
(1)each natural person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns or controls ten percent (10%) or more of the equity, partnership, membership or similar interests of the subscriber, or otherwise owns or controls the partnership, membership or similar interests of the subscriber (each such person, a “10% Beneficial Owner”);
NOTE: If the subscriber is a trust, please proceed to Section VIII(F)(4) directly below.
If any trust is a 10% Beneficial Owner of the subscriber, please also provide, in the table below (as applicable), the information set out in Sections VIII(F)(4) – (5) for such trust.
(2)if the subscriber is a company or limited liability company, to the extent not provided above, (A) at least two directors who are natural persons (or one, if there is only one director who is a natural person); OR (B) if the subscriber does not have any directors (whether natural persons or entities), at least two officers, managers or equivalent persons who are natural persons (or one, if there is only one such natural person);
(3)if the subscriber is a partnership, to the extent not provided above, (A) two partners; AND (B) the general partner(s), in each case who are natural persons;
(4)if the subscriber is a trust:
(a)(A) each settlor (i.e., the person(s) whose property was settled on trust); (B) the protector (if any); (C) the enforcer (if any); (D) each trustee; AND (E) each person who, directly or indirectly, through any contract, arrangement, relationship or otherwise, is a trust beneficiary or otherwise owns, controls or is entitled to any of the trust’s assets or proceeds, in each case, who are natural persons; and
(b)if the trustee is an entity, the natural persons described in Sections VIII(F)(1) and (5) with respect to such entity, unless such entity is otherwise exempt under Sections VIII(E)(1) – (4) above;
(5)to the extent not provided above, one natural person with significant responsibility for managing the subscriber, such as: (A) an executive officer or senior manager (e.g., Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President or Treasurer); OR (B) any other individual who regularly performs similar functions; AND
(6)to the extent not provided above, each other natural person whom the subscriber wishes the Company to recognize as having the power to bind the subscriber in connection with the subscriber’s investment in the Company.

Name	Date of Birth	Address	U.S. Persons: Social Security Number	For Foreign Persons: Passport Number and Country of Issuance, or Other Similar Identification Number

(A)For each natural person identified in the table above, please furnish: (i) one copy of an unexpired government-issued identification evidencing nationality/residence and bearing a photograph (e.g., identification page of the individual’s passport or U.S. driver’s license if a U.S. resident); AND (ii) one copy of proof of residential address.

(A)For each natural person who is a 10% Beneficial Owner identified in the table above, please provide a short narrative summary of the source(s) of funds such person used to make this investment and a supporting record. An acceptable record of source of funds may include: (i) an email certification from the subscriber indicating (x) the nature of the individual’s business; AND (y) the source of the individual’s funds; OR (ii) the first page of the individual’s bank statement.

(A)If the subscriber is not a trust and there is no natural person who is a 10% Beneficial Owner identified in the table above, do you confirm that you have conducted an appropriate investigation and, to the best of your knowledge, no natural person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns ten percent (10%) or more of the equity, partnership, membership or similar interests of the subscriber, or otherwise owns or controls the partnership, membership or similar interests of the subscriber?
☐ YES ☐ NO
(A)If (i) there are one or more entities which (x) are 10% Beneficial Owners of the subscriber, OR (y) otherwise own or control the subscriber; OR (ii) there is no natural person who is a 10% Beneficial Owner identified in the table above, please provide either (x) a structure chart, OR (y) an ownership register for each entity in the chain.

NOTE: ADDITIONAL DOCUMENTATION MAY BE REQUIRED. BENEFIT STREET PARTNERS RESERVES THE RIGHT TO REQUIRE ANY COPY DOCUMENTS REFERENCED IN THIS ANTI-MONEY LAUNDERING ANNEX BE PROVIDED AS ELECTRONIC COPIES CERTIFIED BY A SUITABLE CERTIFIER.

Certification of Authorized Representative of Subscriber
I, _____________________________, hereby certify, to the best of my knowledge, that the information provided in this Anti-Money Laundering Annex is complete and correct.
Signature:                    Date:

VII.Investment Profile Information

(A)Is the subscriber capable of independently evaluating the investment risks of its investment in the Share(s)?	☐ YES ☐ NO
(A)Will the subscriber exercise independent judgment in evaluating whether to make its investment in the Share(s)?	☐ YES ☐ NO
(A)Is the subscriber an Institutional Account within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 4512(c)?[27]	☐ YES ☐ NO
(If NO, please answer Section IX(C)(1))
(1) Is the subscriber an Institutional Investor within the meaning of FINRA Rule 2210(a)(4)?[28]	☐ YES ☐ NO
Please complete the questions below if you answered “NO” to any of the above questions in Sections IX(A), IX(B) or IX(C). If you answered “YES” to each of those questions, please proceed to Section X below.

(A)Date of Birth:	_____________ (only applicable for natural persons)
(A)Investment Objectives for the Company:
27 An “Institutional Account” means (1) a bank, savings and loan association, insurance company or registered investment company; (2) an investment adviser registered with the SEC or a state securities commission; or (3) any other person (whether a natural person, corporation, partnership, trust or otherwise) with total assets of at least $50 million.
28 An “Institutional Investor” means any (A) person described in FINRA Rule 4512(c), regardless of whether the person has an account with a member; (B) governmental entity or subdivision thereof; (C) employee benefit plan, or multiple employee benefit plans offered to employees of the same employer, that meet the requirements of Section 403(b) or Section 457 of the Code and in the aggregate have at least 100 participants, but does not include any participant of such plans; (D) qualified plan, as defined in Section 3(a)(12)(C) of the 1934 Act, or multiple qualified plans offered to employees of the same employer, that in the aggregate have at least 100 participants, but does not include any participant of such plans; (E) FINRA member or registered person of such a member; and (F) person acting solely on behalf of any such institutional investor.

☐ Capital preservation – minimize the potential for any loss of principal
☐ Income – provide current income rather than growth of principal
☐ Growth – increase investment value over time while accepting price fluctuations
☐ Speculation – assume highest degree of risk for potentially higher returns

Prior Investment Experience:
☐ Extensive ☐ Moderate ☐ Limited ☐ None

Prior Investments (check all that apply):
☐ Publicly traded securities

☐ Mutual funds

☐ Private equity, hedge funds, venture capital funds

☐ Private placements (excluding pooled vehicles)

Risk Tolerance:
☐ Conservative
☐ Somewhat Conservative
☐ Somewhat Aggressive
☐ Aggressive

Percentage of investment portfolio in alternative investments (excluding personal residence):
______%

Percentage of investment portfolio the subscriber’s investment the Company represents (excluding, in each case, personal residence):
  ☐ 0-10%
  ☐ 10-25%
  ☐ More than 25%

Is the subscriber able to bear the economic risk of a loss of the entire investment(s)?
☐ YES     ☐ NO

The subscriber has no need for liquidity in this investment and has the ability to retain its Shares for the full term of the Company?
☐ YES     ☐ NO

The subscriber’s investment time horizon is the full term of the Company (which may be 10 years or more)?
☐ YES     ☐ NO

Is the subscriber an “Associated Person” of a member of FINRA or other broker/dealer?
☐ YES     ☐ NO

[29,30,31]
29 Your risk tolerance refers to the level of risk you are comfortable taking in relation to your entire investment portfolio (excluding personal residence).
30 “Alternative Investments” are illiquid securities such as variable annuities, non-traded alternative investments and securities sold through private placements.
31 An “Associated Person” is a person engaged in the investment banking or securities business who is directly or indirectly controlled by a FINRA member, whether or not this person is registered or exempt from registration with FINRA. Every sole proprietor, partner, officer, director, or branch manager of any FINRA member is an Associated Person.

VIII.Supplemental Data
If the subscriber is a natural person, please furnish the following supplemental data:
(A)One (1) clear copy of an unexpired government-issued identification evidencing nationality, residence and bearing a photograph, signature, nationality, date and place of birth (e.g., identification page of your passport or U.S. driver’s license if a U.S. resident).
(B)One (1) current certified copy or original of a Bank or Legal Reference Letter or Utility Bill issued within the last three (3) months that confirms the subscriber’s residential address. Note that we cannot accept mobile telephone bills or bank/credit card statements.
If the subscriber is not a natural person, please furnish the following supplemental data:
(A)One (1) copy of the formation document or other documentation evidencing the existence of the subscribing entity (e.g., certificate of formation, certificate of limited partnership, certificate of incorporation, partnership agreement or trust agreement).
(B)One (1) copy of the memorandum and articles of association, articles of incorporation, operating agreement, trust deed or other equivalent governing document of the subscribing entity.
(C)Document identifying authorized signatories.
(D)One (1) copy of the latest audited financial statements of the subscribing entity (where available).
(E)A list or register of the directors (or equivalent) of the subscribing entity (if applicable).
(F)Jurisdiction of organization: _______________________________________________________
(G)Location of principal place of business: ______________________________________________
(H)Briefly describe the subscriber’s primary business: _____________________________________
__________________________________________________________________________________
NOTE: ADDITIONAL DOCUMENTATION MAY BE REQUIRED. BENEFIT STREET PARTNERS RESERVES THE RIGHT TO REQUIRE ANY COPY DOCUMENTS REFERENCED IN THIS SUPPLEMENTAL DATA SECTION BE PROVIDED AS ELECTRONIC COPIES CERTIFIED BY A SUITABLE CERTIFIER.

IX.Jurisdiction Specific Information for ALL Investors

(A)Is the subscriber a resident in Japan?	☐ YES	☐ NO
(A)Were the Shares marketed to the subscriber in Hong Kong or is the subscriber a resident in Hong Kong?	☐ YES	☐ NO
(A)Is the subscriber resident or domiciled, or does the subscriber have a registered office, in a member state of the European Economic Area (“EEA”) or in the United Kingdom (“U.K.”)?	☐ YES	☐ NO
(A)Is the Beneficial Owner of the subscriber (if any) resident or domiciled, or does the Beneficial Owner of the subscriber (if any) have a registered office, in a member state of the EEA or in the U.K.?
	☐ YES	☐ NO
(A)Is the discretionary investment manager (if any) resident or domiciled, or does the discretionary investment manager (if any) of the subscriber have a registered office, in a member state of the EEA or in the U.K.?
	☐ YES	☐ NO
(A)Is the subscriber a resident of or subject to the securities laws of Canada?	☐ YES	☐ NO
(A)Is the subscriber resident or domiciled, or does the subscriber have a registered office, in Switzerland?	☐ YES	☐ NO
(A)Are the funds of the subscriber, which shall be invested, managed by a discretionary manager who is resident, domiciled or has a registered office in Switzerland?	☐ YES	☐ NO

If the subscriber answered YES to Section XI(A) above, please proceed to Section XII below.
If the subscriber answered YES to Section XI(B) above, please proceed to Section XIII below.
If the subscriber answered YES to any of Sections XI(C) – (E) above, please proceed to Section XIV below.
If the subscriber answered YES to Section XI(F) above, please proceed to Section XV below.
If the subscriber answered YES to either Sections XI(G) or XI(H) above, please proceed to Section XVI below.
If the subscriber answered NO to all of Sections XI(A) – (H) above, the subscriber should continue to Section XVII below.

X.Supplemental Data for Japanese Investors

(A)Is the subscriber a qualified institutional investor as defined in Article 2, paragraph 3, item 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”) (a “QII”)?
☐ YES ☐ NO
(A)If the answer to Section XII(A) is NO, is the subscriber an eligible non-QII as set forth under Article 17-12, Paragraph 1 of the Cabinet Order for Enforcement of the Financial Instruments and Exchange Act (Cabinet Order No. 321 of 1965, as amended)?
☐ YES ☐ NO
(A)Is the subscriber either: (x) a collective investment scheme, such as a nin-i kumiai under the Civil Code (Act No. 89 of 1896, as amended), a toshi jigyo yugen sekinin kumiai under the Limited Partnership Act for Investment, a yugen sekinin jigyo kumiai under the Limited Liability Partnership Act (Act No. 40 of 2005, as amended) or an eigyo-sha of a tokumei kumiai in respect of the business of investment in the Shares under the Commercial Code (Act No. 48 of 1899, as amended) or any equivalent to any of these under foreign law; or (y) a special purpose company (tokubetsu mokuteki kaisha) under the Cabinet Office Ordinance Concerning Financial Instruments Exchange Business (Cabinet Office Ordinance No. 52 of 2007, as amended) including a TMK under the Asset Securitization Act (Act No. 105 of 1998, as amended)?[32]
☐ YES ☐ NO
(A)If the answer to Section XII(C) is YES, please indicate the type of the collective investment scheme or special purpose company referenced in Section (C):
        ______________________________________________________
(B)If the answer to Section XII(C) is YES, please provide the number of: (x) partners (tokumei kumiai-in in the case of a tokumei kumiai) in the collective investment scheme; or (y) bondholders, shareholders, holders of stock options, holders of commercial papers or members (sha-in) in the special purpose company, who are QIIs and who are not QIIs.
       The number of QIIs: ___________
       The number of non-QIIs: _______

(A)If the answer to Section XII(A) is NO, is the subscriber a “Professional Investor” (tokutei toshika) as defined under the FIEA?	☐ YES ☐ NO
32 These types of entities can be so-called “Disqualified Investors” depending on the investors behind them. The Company cannot accept a subscription from a Disqualified Investor. If the subscriber falls under any of these types of entities, the Company and the Adviser need to specifically consider whether the subscription can be accepted under the FIEA.

(A)The purpose of the transaction is:
☐ Long-term investment, or
☐ Other (please indicate): _____________________________

(B)Person who effectively controls the subscriber:

(a) Is the subscriber a juristic person?	☐ YES ☐ NO
    (b) If Section XII(H)(a) is YES, are the shareholders or other interest holders (except for those that are not entitled to vote) in the subscriber entitled to voting rights according to the number of the shares or other interests held by each shareholder or interest holder?
☐ YES ☐ NO
    (c) If Section XII(H)(b) is YES and the subscriber is not a listed company, please indicate each shareholder or interest holder, if any, who holds more than one-fourth (1/4) of the total voting rights. However, if there is any shareholder or interest holder who holds a majority of the total voting rights, please indicate ONLY such shareholder or interest holder:

Name:_____________________________________________
Address (for an entity, address of its principal office):
______________________________________
______________________________________
Date of Birth (MM/DD/YYYY) (if such shareholder or interest holder is an individual):
______________________________________

    (d) If the answer to Section XII(H)(b) is NO, please indicate all the representatives who are authorized to act on behalf of the subscriber:
Name:_____________________________________________
Address (for an entity, address of its principal office):
______________________________________
______________________________________
Date of Birth (MM/DD/YYYY) (if such representative is an individual):
___________________________________

XI.Supplemental Data for Hong Kong Investors

(A)Were the Shares marketed to the subscriber in Hong Kong?	☐ YES ☐ NO
(If YES, please proceed to Section XIII(C) below) (If NO, please proceed to Section XIII(B) below)
(A)Is the subscriber a resident in Hong Kong?	☐ YES ☐ NO
(If YES, please proceed to Section XIII(C) below) (If NO, please proceed to Section XIV below)
(A)Is the subscriber a corporation, partnership, trust or other entity, which certifies that it is one of the following (please check all that apply):
(1)A trust corporation, having been entrusted under the trust or trusts of which it acts as a trustee with total assets of not less than HK$40 million or its equivalent in any foreign currency.
The subscriber shall provide to the Company or the Adviser (i) the most recent audited financial statement prepared in respect of the trust corporation within the preceding 16 months before the date of the offering; (ii) one or more audited financial statements, each being the most recent audited financial statement, prepared in respect of the trust or any of the trusts within the preceding 16 months before the date of the offering; or (iii) one or more custodian statements issued to the trust corporation in respect of the trust or any of the trusts within the preceding 12 months before the date of the offering.
☐
(1)A corporation or partnership, having (i) a portfolio of not less than HK$8 million or its equivalent in any foreign currency; or (ii) total assets of not less than HK$40 million or its equivalent in any foreign currency.
The subscriber shall provide to the Company or the Adviser (A) the most recent audited financial statement prepared in respect of the corporation or partnership (as the case may be) within the preceding 16 months before the date of the offering; or (B) one or more custodian statements issued to the corporation or partnership (as the case may be) within the preceding 12 months before the date of the offering.
☐

(1)Any corporation the sole business of which at the date of the offering is to hold investments and which at the date of the offering is wholly owned by any one or more of the following persons: (i) a trust corporation that falls within the description in Section XIII(C)(1); (ii) an individual who either alone or with any of his or her associates on a joint account, has a portfolio of not less than HK$8 million or its equivalent in any foreign currency; (iii) a corporation that falls within the description in Section XIII(C)(2); or (iv) a partnership that falls within the description in Section XIII(C)(2).
The subscriber shall provide to the Company or the Adviser (A) a statement with respect to the name of each owner, with supporting documentation, and (B) with respect to each owner, such documents as required by the relevant section.[33,34]
☐
(1)Other (Please describe below):	☐
(D)If the subscriber is a corporation, partnership, trust or other entity, was it formed or recapitalized for the specific purpose of acquiring Shares in the Company?	☐ YES ☐ NO
(1)    Are the subscriber’s shareholders, partners, beneficiaries or members, as the case may be, permitted to opt in or out of particular investments made by the subscriber, or does any such person not participate in investments made by the subscriber pro rata in accordance with its interest in the subscriber?
☐ YES ☐ NO
NOTE: If the answer to Section XIII(D) is YES, the subscriber must submit with these Subscription Materials a complete list of its participants. The Company or the Adviser may require that each participant properly complete and submit to the Company or the Adviser an Investor Suitability Questionnaire.

33 The term “associate,” in relation to an individual, means the spouse or any child of the individual.
34 The term “portfolio” means a portfolio comprising any of the following:
(a)    securities;
(b)    a certificate of deposit issued by:
(i)    an authorized financial institution (as defined in section 2(1) of the Banking Ordinance, Chapter 155 of the Laws of Hong Kong) in Hong Kong; or
(ii)    a bank which is not an authorized financial institution but is regulated under the law of any place outside Hong Kong; or
(c)    in relation to an individual, corporation or partnership, money held by a custodian for the individual, corporation or partnership.

XII.Supplemental Data for EEA or U.K. Investors

(A)Is the subscriber resident or domiciled, or does the subscriber have a registered office, in a member state (a “Member State”) of the EEA or the U.K.?
(1)    If YES, please specify the EEA Member State or if in the U.K.:
 _____________________________________
☐ YES ☐ NO
(A)Does the Beneficial Owner (if applicable) of the subscriber have discretionary authority to make the investment decision to subscribe for the Shares on behalf of, or for the account of, the subscriber?
☐ YES ☐ NO
(1)    If YES, is the Beneficial Owner resident or domiciled, or does the Beneficial Owner of the subscriber have a registered office, in an EEA Member State or the U.K.?
(2)    If YES, please specify the EEA Member State or if in the U.K.: ____________________________
☐ YES ☐ NO
(A)Does the subscriber have an investment manager with discretionary authority to make the investment decision to subscribe for the Shares on behalf of, or for the account of, the subscriber?	☐ YES ☐ NO
(1)    If YES, is the discretionary investment manager resident or domiciled, or does the discretionary investment manager of the subscriber have a registered office, in an EEA Member State or the U.K.?
(2)    If YES, please specify the EEA Member State or if in the U.K.: ____________________________
☐ YES ☐ NO
(A)Is the subscriber or, to the extent a person other than the subscriber qualifies as the AIFMD/AIFMR Investor (as defined below) (the “Non-subscribing AIFMD/AIFMR Investor”), a local public authority or municipality in an EEA Member State or in the U.K.?
If YES, please email List-FBRECBDC@lists.stblaw.com or contact Cristina Foran of Simpson Thacher & Bartlett LLP at Cristina.Foran@stblaw.com and 202-636-5937.
☐ YES ☐ NO
If the subscriber answered “YES” to Sections XIV(A), (B)(1) or (C)(1) above, please complete the remainder of this section. If the subscriber answered “NO”, please proceed to Section XVII.
If the subscriber answered “YES” to Sections XIV(B)(1) or (C)(1) above, please note that the Beneficial Owner or the discretionary investment manager may be considered as the investor for the purposes of the European Union’s Directive 2011/61/EU on Alternative Investment Fund Managers, as implemented in the relevant Member State or the U.K. Alternative Investment Fund Managers Regulations 2013 (the “AIFMD/AIFMR Investor”).

(A)Professional Investor Status: By executing this Subscription Booklet, the subscriber confirms that it or the Non-subscribing AIFMD/AIFMR Investor possesses the experience, knowledge and expertise to make its own investment decisions and to properly assess the risks of an investment in the Company. In addition, the subscriber represents to the Company and the Adviser the following (please check any applicable boxes below):

☐ The subscriber or the Non-subscribing AIFMD/AIFMR Investor (as applicable) is:
☐ A credit institution
☐ An investment firm
☐ Another authorized or regulated financial institution
☐ An insurance company
☐ A collective investment scheme or a management company of such a scheme
☐ A pension fund or a management company of such a fund (other than a local public authority or municipality administering a local government pension)
☐ A commodity or commodity derivatives dealer
☐ A Local within the meaning of Directive 2004/39/EU
☐ Another institutional investor
and is required to be authorized or regulated to operate in the financial markets. The list above should be understood as including all authorized entities carrying out the characteristic activities of the entities mentioned above, i.e., entities authorized by an EEA Member State under a Directive, entities authorized or regulated by an EEA Member State without reference to a Directive, and entities authorized or regulated by a non-EEA Member State (including the U.K.).[35,36,37]

☐ The subscriber or the Non-subscribing AIFMD/AIFMR Investor (as applicable) is a national or regional government, a public body that manages public debt, a Central Bank, an international or supranational institution such as the World Bank, the IMF, the ECB, the EIB or another similar international organization.

☐ The subscriber or the Non-subscribing AIFMD/AIFMR Investor (as applicable) is another institutional investor whose main activity is to invest in financial instruments.[38]

35 A “Local” is a firm dealing for its own account on markets in financial futures or other derivatives and on cash markets for the sole purpose of hedging positions on derivatives markets, or dealing for the accounts of other members of those markets and being guaranteed by clearing members of the same markets where responsibility for ensuring the performance of contracts entered into by such a firm is assumed by clearing members of the same markets.
36 This means legal entities rather than individuals.
37 Entities which are required to be authorized or regulated include, for example, regulated broker-dealers, investment advisers, banks etc.
38 “Financial instruments” include transferable securities; money-market instruments; units in collective investment undertakings; options, futures, swaps and any other derivate contracts relating to, for example, securities, currencies or commodities; derivative instruments for the transfer of credit risk; and financial contracts for differences.

☐ The subscriber or the Non-subscribing AIFMD/AIFMR Investor (as applicable) is an entity dedicated to the securitisation of assets or other financing transactions.[39]

☐ The subscriber or the Non-subscribing AIFMD/AIFMR Investor (as applicable) is none of the above. The subscriber or the Non-subscribing AIFMD/AIFMR Investor (as applicable) is a large undertaking meeting two of the following size requirements on a company basis (please check where applicable):

☐ Balance sheet total:        € 20,000,000
☐ Net turnover:        € 40,000,000
☐ Own funds:        € 2,000,000[40,41]

☐ The subscriber or the Non-subscribing AIFMD/AIFMR Investor (as applicable) is an individual or a legal entity which is none of the above, but the subscriber or the Non-subscribing AIFMD/AIFMR Investor (as applicable) satisfies both of the following criteria:

(a)the size of the subscriber’s or the Non-subscribing AIFMD/AIFMR Investor’s (as applicable) financial instrument portfolio, defined as including cash deposits and financial instruments, exceeds €500,000 (or equivalent in another currency);
(b)the subscriber or the Non-subscribing AIFMD/AIFMR Investor (as applicable), or a person authorized to carry out transactions on behalf of the subscriber or the Non-subscribing AIFMD/AIFMR Investor (as applicable), works or has worked in the financial sector for at least one year in a professional position that requires knowledge of the transactions or services envisaged;
the following person is authorized to carry out transactions on behalf of the subscriber or the Non-subscribing AIFMD/AIFMR Investor (as applicable) (if applicable):

________________________________________________________

(Please insert name)

39 For example, a special purpose vehicle which buys assets financed through the issuance of debt securities.
40 “On a company basis” means that the subscriber must satisfy the relevant size requirements as a single entity as opposed to the subscriber’s group satisfying the size requirements as a group.
41 “Own funds” constitute the capital of an entity, including audited reserves, interim net profits, deferred shares, subordinated debt, initial capital and revaluation reserves.

☐ The subscriber or the Non-subscribing AIFMD/AIFMR Investor (as applicable) is a U.K. local public authority or municipality, or a U.K. local public authority or municipality administering a local government pension scheme, and:
(a)the size of the subscriber’s or the Non-subscribing AIFMD/AIFMR Investor’s (as applicable) financial instrument portfolio, defined as including cash deposits and financial instruments exceeds £10,000,000; and
(b)satisfies at least one of the following criteria:
☐ (i)    a person authorized to carry out this transaction on behalf of the subscriber or the Non-subscribing AIFMD/AIFMR Investor (as applicable) works or has worked in the financial sector for at least one year in a professional position which requires knowledge of the transactions or services envisaged by this Investor Suitability Questionnaire, the Subscription Agreement(s); and/or
☐ (ii)    the subscriber or the Non-subscribing AIFMD/AIFMR Investor (as applicable) is an ‘administering authority’ of the Local Government Pension Scheme within the meaning of the version of Schedule 3 of The Local Government Pension Scheme Regulations 2013 or, (in relation to Scotland) within the meaning of the version of Schedule 3 of The Local Government Pension Scheme (Scotland) Regulations 2014 in force at 1 January 2018, and are acting in that capacity.
The person authorized to carry out this transaction on behalf of the subscriber or the Non-subscribing AIFMD/AIFMR Investor (as applicable) (if applicable):

________________________________________________________________
(Please insert name)[42]

42 Entities which are required to be authorized or regulated include, for example, regulated broker-dealers, investment advisers, banks etc.

☐ The subscriber or the Non-subscribing AIFMD/AIFMR Investor (as applicable) is a local public authority or municipality based outside of the U.K. and satisfies both of the following criteria:
(a)the size of the subscriber’s or the Non-subscribing AIFMD/AIFMR Investor’s (as applicable) financial instrument portfolio, defined as including cash deposits and financial instruments €500,000 (or equivalent in another currency); and
(b)a person authorized to carry out this transaction on behalf of the subscriber or the Non-subscribing AIFMD/AIFMR Investor (as applicable) works or has worked in the financial sector for at least one year in a professional position which requires knowledge of the transactions or services envisaged by this Investor Suitability Questionnaire, the applicable Subscription Agreement(s); and/or
The person authorized to carry out this transaction on behalf of the subscriber or the Non-subscribing AIFMD/AIFMR Investor (as applicable) (if applicable):
_________________________________________________________________
(Please insert name)[43]

43 Entities which are required to be authorized or regulated include, for example, regulated broker-dealers, investment advisers, banks etc.

XIII.Supplemental Data for Canadian Investors

(A)Is the subscriber a resident of or subject to the securities laws of the provinces of Alberta, British Columbia, Ontario, Québec or Nova Scotia?	☐ YES ☐ NO
NOTE: If the subscriber is a resident of the provinces of Alberta, British Columbia, Ontario, Québec or Nova Scotia and the answer to XV(A) above is NO, please contact the Company or the Adviser immediately.

(A)This offering is being made to “permitted clients” in Canada as defined in National Instrument 31-103 Registration Requirements and Exemptions of the Canadian Securities Administrators (“NI 31-103”). The subscriber’s ability to participate is in part dependent upon answers to the following questions.
The subscriber certifies that it is one of the following (please check all that apply):

(1)An individual who beneficially owns financial assets, as defined in section 1.1 of NI 45-106 (as defined below), having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds C$5,000,000.[44]
☐
(1)A person or company that is entirely owned by an individual or individuals referred to in (1), who holds the beneficial ownership interest in the person or company directly or through a trust, the trustee of which is a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction.
☐
(1)A person or company, other than an individual or an investment fund, that has net assets of at least C$25,000,000 as shown on its most recently prepared financial statements.	☐
(1)A Canadian financial institution or a Schedule III bank.[45,46]	☐
(1)A subsidiary of any person or company referred to in (4), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of the subsidiary.
☐
44 As used herein “financial assets” means cash, securities, or any a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.
45 As used herein “Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada.
46 As used herein “Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada).

(1)The Government of Canada or a jurisdiction of Canada, or any Crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada.	☐
(1)Any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government.	☐
(1)A municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec.
☐
(1)A pension fund that is regulated by either the federal Office of the Superintendent of Financial Institutions or a pension commission or similar regulatory authority of a jurisdiction of Canada or a wholly-owned subsidiary of such a pension fund.
☐
(1)A trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a managed account managed by the trust company or trust corporation.
☐
(1)In respect of a dealer, a registered charity under the Income Tax Act (Canada) that obtains advice on the securities to be traded from an eligibility adviser, as defined in section 1.1 of National Instrument 45-106 Prospectus Exempt Distributions of the Canadian Securities Administrators (“NI 45-106”), or an adviser registered under the securities legislation of the jurisdiction of the registered charity.
☐
(1)A person or company registered under the securities legislation of a jurisdiction of Canada as an adviser, investment dealer, mutual fund dealer or exempt market dealer.	☐
(1)An entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in (4), (5), (9) or (12).	☐
(1)A person or company acting on behalf of a managed account managed by the person or company, if the person or company is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction.
☐

(1)An investment fund in respect of which one or both of the following apply (i) the fund is managed by a person or company registered as an investment fund manager under the securities legislation of a jurisdiction of Canada, or (ii) the fund is advised by a person or company authorized to act as an adviser under the securities legislation of a jurisdiction of Canada.[47]
☐
(1)In respect of an adviser, a registered charity under the Income Tax Act (Canada) that is advised by an eligibility adviser, as defined in section 1.1 of NI 45-106, or an adviser registered under the securities legislation of the jurisdiction of the registered charity.
☐
(1)A person or company that distributes securities of its own issue in Canada only to persons or companies referred to in (1) to (16).	☐

47 As used herein “investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c. 429 whose business objective is making multiple investments.

XIV.Supplemental Data for Swiss Investors – Status as a Qualified Investor

(A)Is the subscriber resident or domiciled, or does the subscriber have a registered office, in Switzerland?	☐ YES ☐ NO
(If YES, please proceed to Section XVI(C)) (If NO, please proceed to Section XVI(B))
(A)Are the funds of the subscriber, which shall be invested, managed by a discretionary manager who is resident, domiciled or has a registered office in Switzerland?	☐ YES ☐ NO
(If YES, please proceed to Section XVI(C))
(A)Status as a qualified investor
This offering is being made to “qualified investors” in Switzerland as defined in the Swiss Federal Collective Investment Schemes Act of 23 June 2006, as amended, and its implementing ordinance (“CISA”). The subscriber’s ability to participate is in part dependent upon answers to the following questions.
The subscriber certifies that it is a professional client pursuant to article 5(1) of the Swiss Federal Act on Financial Services (“FinSA”), as amended from time to time, and its implementing ordinances, and, therefore, a qualified investor within the meaning of article 10(3) of CISA. In particular, the subscriber confirms that it falls under at least one of the following professional client categories (please check all that apply):

(1)a Swiss financial intermediary as defined in the Swiss Federal Banking Act, the Swiss Federal Financial Institutions Act or CISA, such as a bank, securities dealer, fund management company or asset manager of collective investment schemes
☐
(1)a Swiss insurance company as defined in the Swiss Federal Insurance Act	☐
(1)a foreign institution that is subject to a prudential supervision in its own country equivalent to the one applied by the Swiss Financial Market Supervisory Authority (“FINMA”) to Swiss financial intermediaries and Swiss insurance companies mentioned above
☐
(1)a central bank	☐
(1)(i) a public entity, (ii) a pension fund or other institution whose purpose is to serve occupational pensions or (iii) a company, in each case under (i) through (iii) which has its own professional treasury operations (professional treasury operations are given when at least one competent person with experience in the financial sector is mainly responsible to manage on a regular basis the financial assets of the relevant entity)
☐
(1)a large company, which means a company that exceeds at least two of the following parameters: (a) total balance sheet of CHF 20,000,000; (b) turnover of CHF 40,000,000; and (c) equity of CHF 2,000,000
☐

(1)a private investment structure with professional treasury operations (see explanation above in this regard) set up for high-net worth individuals	☐
(1)a private client who entered into a long-term investment advisory- or investment management relationship with a regulated financial intermediary and who did not declare in writing that he or she would prefer to be treated as retail investor
☐

XV.CFIUS Status
Capitalized terms used, and not otherwise defined, in this Section XVII shall have the respective meanings ascribed to them in this Agreement. In connection with promulgated regulations for 31 C.F.R. Chapter VIII (“CFIUS Regulations”), Benefit Street Partners has determined that any entity that is a “foreign person” as defined in the CFIUS Regulations (i.e., is a non-U.S. legal entity or has sufficient ownership or influence by non-U.S. persons or entities to constitute foreign “control” for purposes of the CFIUS Regulations) (a “CFIUS Entity”) that holds more than 33% of the aggregate voting shares of the Subscriber (as applicable) will be excluded for purposes of determining whether a requisite voting threshold under the Charter has been met, solely to the extent of such Subscriber’s interest in excess of 33%. This is intended to help the Company avoid treatment as a “foreign person” under the CFIUS Regulations.

We kindly ask that you confirm whether the Subscriber is a CFIUS Entity under the terms of this Agreement.     ☐ YES ☐ NO

Schedule I
Fund Privacy Notice

PRIVACY STATEMENT
WHAT DOES BENEFIT STREET PARTNERS L.L.C.
DO WITH YOUR PERSONAL INFORMATION?
Financial companies choose how they share your personal information. Federal law gives our clients the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.
We do not disclose nonpublic personal information about our clients or former clients to third parties other than as described below.
Personal information we collect. We collect personal information about you in connection with our providing advisory services to you. This information includes your social security number and may include other information such as your:
·Assets;
·Investment experience;
·Transaction history;
·Income; and
·Wire transfer instructions.
How we collect this information. We collect this information from you through various means. For example when you give us your contact information, enter into an investment advisory contract with us, buy securities (i.e., interests in a fund) from us, tell us where to send money, or make a wire transfer. We also may collect your personal information from other sources, such as our affiliates48 or other non-affiliated companies.
How we use this information. All financial companies need to share customers’ personal information to run their everyday business and we use the personal information we collect from you for our everyday business purposes or as permitted by law. These purposes may include for example:
·To provide advisory services to you;
·To open an account for you;
·To process a transaction for your account;
·To market products and services to you; and
·To respond to court orders and legal investigations.
Disclosure to others. We may provide your personal information to our affiliates and to firms that assist us in servicing your account and have a need for such information, such as a broker or fund
48 Our affiliates related to us by common ownership or control and can include both financial and nonfinancial companies. Non-affiliates are companies not related to us by common ownership or control and can include both financial and nonfinancial companies.

administrator. We may also disclose such information to service providers and financial institutions with whom we have joint marketing arrangements (i.e., a formal agreement between nonaffiliated financial companies that together market financial products or services to you, such as placement agents). We require third-party service providers and financial institutions with which we have joint marketing arrangements to protect the confidentiality of your information and to use the information only for the purposes for which we disclose the information to them. These sharing practices are consistent with Federal privacy and related laws, and in general, you may not limit our use of your personal information for these purposes under such laws. We note that the Federal privacy laws only give you the right to limit the certain types of information sharing that we do not engage in (e.g., sharing with our affiliates certain information relating to your transaction history or creditworthiness for their use in marketing to you, or sharing any personal information with nonaffiliates for them to market to you).
How we protect your personal information. To protect your personal information from unauthorized access and use, we use security measures that comply with Federal law. These measures include computer safeguards and secured files and buildings.
Who is providing this Privacy Statement. This Privacy Statement relates to the following entities:
·Franklin BSP Capital Corporation
·Franklin BSP Capital Adviser L.L.C.
·Benefit Street Partners L.L.C.

Who to contact with questions. If you have any questions about this Privacy Statement, call David Manlowe at (212) 588-6786.

Appendix B: Funding Notice
Franklin BSP Real Estate Debt BDC
1345 Avenue of the Americas, Suite 32A, New York, New York 10105
TO:    <<InvestorProperName>>
FROM:        [ñ]
RE:    Notice of Capital Call – Due [ñ], 2024
DATE:    [ñ], 2024
In accordance with Section 2.01(b) of the Subscription Agreement (the “Agreement”) of Franklin BSP Real Estate Debt BDC (the “Company”), you are hereby given notice of a call for capital contribution. The purpose of this capital contribution is to fund your share of proposed investments to be made by the Company.
The total amount due from you is $<<Drawdown Purchase Price>>. Details of this capital call and your portion thereof are as follows:
Capital Call Summary

Total Capital Commitment	$<<Total Capital Commitment>>
<<percentage>>% Capital Call Obligation	$<<Dollar Amount of Capital Call>>
Funds due by:	<<Due date>>

	Amount	% Commitment
Total Contributions (including current call):	$	%
Unfunded Commitment:	$	%

We request that you wire your total amount due on or before the due date in accordance with the following instructions:

Bank	[ñ]
ABA #:	[ñ]
Account Name:	Franklin BSP Real Estate Debt BDC
Account #	[ñ]

Notation:	«InvestorProperName»

If you have any questions, please contact [ñ] at [ñ] or by phone at [ñ].

EXHIBIT A
Form of Charter

EXHIBIT B
Form of By-laws

EXHIBIT C
Form of Advisory Agreement

EXHIBIT D
Form of Administration Agreement